                          AGREEMENT AND PLAN OF MERGER


                                      among


                               ASARCO INCORPORATED

                           GRUPO MEXICO, S.A. DE C.V.

                                       and

                                ASMEX CORPORATION




                          Dated as of October 25, 1999

                  THIS AGREEMENT AND PLAN OF MERGER, dated as of October 25, 1999 (the "Agreement"), among ASARCO INCORPORATED, a New Jersey corporation ("ASARCO"), GRUPO MEXICO, S.A. DE C.V., a Mexican corporation ("Parent"), and ASMEX CORPORATION, a Delaware corporation and wholly owned subsidiary of Parent (the "Purchaser").

         WHEREAS, it is proposed that the Purchaser shall amend its Tender Offer Statement on Schedule 14D-1 filed by Parent and the Purchaser on September 27, 1999 (together with all amendments, supplements and exhibits thereto, the "Schedule 14D-1") with respect to the Purchaser's offer (the "Tender Offer") to purchase all outstanding shares of common stock, no par value per share (including the associated junior participating preferred stock purchase rights issued pursuant to the Rights Agreement dated as of January 28, 1998, as amended as of July 15, 1999, and October 5, 1999, between ASARCO and The Bank of New York, as Rights Agent, referred to herein as either the "Shares" or the "ASARCO Common Stock"), of ASARCO at a price of $29.75 in cash per share (such amount, or any greater amount per share paid pursuant to the Tender Offer, being hereinafter referred to as the "Offer Price"), net to the seller in cash, without interest thereon, in accordance with the terms and subject to the conditions provided herein;

         WHEREAS, the ASARCO Board of Directors has determined that each of the Tender Offer and the ASARCO Merger is fair to and in the best interests of ASARCO and its shareholders and has approved and adopted this Agreement, the Tender Offer, the ASARCO Merger and the other transactions contemplated hereby and has resolved to recommend acceptance of the Tender Offer and approval and adoption of this Agreement by the shareholders of ASARCO;

         WHEREAS, the Agreement and Plan of Merger, dated as of July 15, 1999, as amended as of September 27, 1999 (the "Cyprus Amax Merger Agreement"), among Asarco Cyprus Incorporated, a Delaware corporation ("Cyprus Amax"), ACO Acquisition Corp., a New Jersey corporation, CAM Acquisition Corp., a Delaware corporation, ASARCO and Cyprus Amax Minerals Company, a Delaware corporation, has been terminated; and

         WHEREAS, the Agreement and Plan of Merger, dated as of October 5, 1999 (the "PD Merger Agreement"), among Phelps Dodge Corporation, a New York corporation ("Phelps Dodge"), AAV Corporation, a Delaware corporation, and ASARCO has been terminated.

                  NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and fully intending to be legally bound hereby, the parties agree as follows:


                                    ARTICLE I

                                THE TENDER OFFER
                              AND THE ASARCO MERGER

              Section 1.1 THE TENDER OFFER. (a) As promptly as practicable (but in no event later than three business days after the public announcement of the transactions contemplated by this Agreement), the Purchaser shall amend the Tender Offer to reflect the existence of this Agreement and amend the conditions to the Tender Offer in accordance herewith. The expiration date of the Tender Offer (the "Expiration Date") shall be the tenth business day from and after the date the Tender Offer is amended to provide for the purchase of all of the outstanding shares of ASARCO Common Stock in accordance with the terms hereof. The Tender Offer shall be made pursuant to a supplement to the Purchaser's Offer to Purchase dated September 27, 1999 and related letter of transmittal (together with any supplements or amendments thereto, collectively the "Tender Offer Documents") containing the terms and conditions set forth in this Agreement and in form reasonably satisfactory to ASARCO. The obligation of the Purchaser to accept for payment and to pay for any Shares validly tendered in the Tender Offer shall be subject only to (i) the condition that there shall be validly tendered prior to the Expiration Date of the Tender Offer and not withdrawn a number of Shares which, together with the Shares then owned by Parent or the Purchaser, represents at least 80% of the total issued and outstanding Shares on the date such Shares are purchased pursuant to the Tender Offer (the "Minimum Condition") and (ii) the satisfaction of the other conditions set forth in Annex A hereto. The Purchaser shall, on the terms and subject to the prior satisfaction or waiver (except that the Minimum Condition may not be waived) of the conditions of the Tender Offer, accept for payment and pay for all Shares validly tendered and not withdrawn as soon as it is legally permitted to do so under applicable Law.

              (b) The Purchaser shall not amend or waive the Minimum Condition and shall not decrease the Offer Price or decrease the number of Shares sought, or amend any other condition of the Tender Offer in any manner adverse to the holders of the Shares (other than with respect to insignificant changes or amendments) without the prior written consent of ASARCO (such consent to be authorized by the ASARCO Board of Directors). Notwithstanding the foregoing, the Purchaser shall, and Parent agrees to cause the Purchaser to, extend the Tender Offer at any time up to February 29, 2000 for one or more periods of not more than 10 business days each, if at the Expiration Date of the Tender Offer, or any extension thereof, the Minimum Condition or any of the conditions to the Tender Offer set forth in clauses (a), (b) or (e) of Annex A hereto are not satisfied or waived; PROVIDED, HOWEVER, if all of the conditions to the Tender Offer are satisfied or waived but the number of shares of ASARCO Common Stock tendered (together with the Shares then owned by Parent and Purchaser) constitutes 80% or more, but less than 90%, of the then outstanding number of shares of ASARCO Common Stock, then the Purchaser shall extend the Tender Offer for an aggregate period of not more than three business days beyond the Expiration Date. In addition, the Offer Price may be increased and the Tender Offer may be extended to the extent required by Law in connection with such increase in each case without the consent of ASARCO.

              (c) As promptly as practicable (but in no event later than three business days after the public announcement of the transactions contemplated by this Agreement), Parent and the Purchaser shall file with the United States Securities and Exchange Commission (the "SEC") an amendment to the Schedule 14D-1. The Schedule 14D-1 shall reflect the existence of this Agreement, amend the conditions to the Tender Offer in accordance herewith and contain the Tender Offer Documents. The Tender Offer Documents will comply in all material respects with the provisions of applicable federal securities Laws and, on the date filed with the SEC and on the date first published, sent or given to ASARCO shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or the Purchaser with respect to information supplied by ASARCO in writing for inclusion in the Tender Offer Documents. Each of Parent and the Purchaser further agrees to take all steps necessary to cause the Tender Offer Documents to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Each of Parent and the Purchaser, on the one hand, and ASARCO, on the other hand, agrees promptly to correct any information provided by it for use in the Tender Offer Documents if and to the extent that it shall have become false and misleading in any material respect and each of Parent and the Purchaser further agrees to take all steps necessary to cause the Tender Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. ASARCO and its counsel shall be given the opportunity to review the amendment to the Schedule 14D-1 before it is filed with the SEC. In addition, Parent and the Purchaser agree to provide ASARCO and its counsel in writing with any comments or other communications that Parent, the Purchaser or their counsel may receive from time to time from the SEC or its staff with respect to the Tender Offer Documents promptly after the receipt of such comments or other communications.

              Section 1.2 ASARCO ACTIONS. (a) ASARCO hereby approves of and consents to the Tender Offer and represents and warrants that (i) the ASARCO Board of Directors, at a meeting duly called and held on October 23, 1999, has unanimously (A) determined that this Agreement and the transactions contemplated hereby, including each of the Tender Offer and the ASARCO Merger, are fair to and in the best interests of the holders of ASARCO Common Stock, (B) approved and adopted this Agreement and the transactions contemplated hereby, including, without limitation, for purposes of Article 10 of

ASARCO's Restated Certificate of Incorporation and the NJBCA and (C) recommended that the shareholders of ASARCO accept the Tender Offer and approve and adopt this Agreement and the transactions contemplated hereby; PROVIDED, that such recommendation may be withdrawn, modified or amended if, in the opinion of the ASARCO Board of Directors, after consultation with outside legal counsel, such recommendation would be inconsistent with its fiduciary duties to ASARCO shareholders under applicable Law and otherwise in accordance with Section 5.7,
(ii) Credit Suisse First Boston Corporation has delivered to the ASARCO Board of Directors its written opinion dated October 23, 1999, to the effect that as of such date and based upon and subject to the matters stated therein, the consideration to be received by the holders of ASARCO Common Stock pursuant to the Tender Offer and the ASARCO Merger, taken together, is fair to the holders of ASARCO Common Stock from a financial point of view, (iii) the Cyprus Amax Merger Agreement has been terminated pursuant to the Notice of Termination, dated September 30, 1999, delivered by Cyprus Amax to ASARCO, a copy of which ASARCO has delivered to Parent and Purchaser, and (iv) the PD Merger Agreement has been terminated pursuant to the Notice of Termination, dated the date of this Agreement, delivered by ASARCO to Phelps Dodge, a copy of which ASARCO has delivered to Parent and Purchaser, which Notice of Termination was accompanied by the wire transfer to Phelps Dodge by ASARCO of the ASARCO Termination Fee (as defined in the PD Merger Agreement). ASARCO hereby consents to the inclusion in the Tender Offer Documents of the recommendation of the ASARCO Board of Directors described in the immediately preceding sentence. ASARCO has been advised by each of its directors and executive officers that they intend either to tender all shares of ASARCO Common Stock beneficially owned by them to the Purchaser pursuant to the Tender Offer or to vote such shares of ASARCO Common Stock in favor of the approval and adoption by the shareholders of ASARCO of this Agreement and the transactions contemplated hereby.

              (b) As promptly as practicable on the date of the filing of the amendment to the Schedule 14D-1 referred to in Section 1.1(c) by Parent and the Purchaser, ASARCO shall file with the SEC an amendment to the Solicitation/Recommendation Statement on Schedule 14D-9 filed by ASARCO on October 5, 1999 (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-9") which shall, subject to the fiduciary duties of ASARCO's directors under applicable Law determined after consultation with outside legal counsel and to the provisions of this Agreement, contain the recommendation referred to in clause (i) of Section 1.2(a) hereof. The Schedule 14D-9 shall comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to ASARCO shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by ASARCO with respect to information supplied by Parent or the Purchaser in writing for inclusion in the Schedule 14D-9. ASARCO further agrees to take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Each of ASARCO, on the one hand, and Parent and the Purchaser, on the other hand, agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false and misleading in any material respect and ASARCO further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given the opportunity to review the Schedule 14D-9 before it is filed with the SEC. In addition, ASARCO agrees to provide Parent, the Purchaser and their counsel in writing with any comments or other communications that ASARCO or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments or other communications. Notwithstanding anything to the contrary contained herein, if the members of the ASARCO Board of Directors determine in the exercise of their fiduciary duties to withdraw, modify or amend the recommendation referred to in clause (i) of Section 1.2(a) hereof in accordance with Section 5.7 hereof, such withdrawal, modification or amendment shall not constitute a breach of this Agreement.

              (c) In connection with the Tender Offer, ASARCO will promptly furnish or cause to be furnished to the Purchaser mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of the Shares as of a recent date, and shall furnish the Purchaser with such information and assistance as the Purchaser or its agents may reasonably request in communicating the Tender Offer to the shareholders of ASARCO. Except for such steps as are necessary to disseminate the Tender Offer Documents, Parent and the Purchaser (i) shall hold in confidence the information contained in any of such labels and lists and the additional information referred to in the preceding sentence, (ii) shall use such information only in connection with the Tender Offer, and, (iii) if this Agreement is terminated, will upon request of ASARCO deliver or cause to be delivered to ASARCO all copies of such information then in its possession or the possession of its agents or representatives.

              Section 1.3 DIRECTORS. (a) Promptly upon the purchase of and payment for Shares by Parent or any of its Subsidiaries which, when taken together with Shares owned by Parent and the Purchaser, represent at least 80% of the then outstanding shares of ASARCO Common Stock pursuant to the Tender Offer, Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the ASARCO Board of Directors as is equal to the product of the total number of directors on such Board (giving effect to the directors designated by Parent pursuant to this sentence) multiplied by the percentage that the aggregate number of Shares beneficially owned by the Purchaser, Parent and any other wholly-owned subsidiary of Parent bears to the total number of shares of ASARCO Common Stock then outstanding. ASARCO shall, upon request of the Purchaser, use all reasonable efforts promptly either to increase the size of its Board of Directors or, at ASARCO's election, secure the resignations of such number of its incumbent directors as is necessary to enable Parent's designees to be so elected to the ASARCO Board of Directors, and shall cause Parent's designees to be so elected. Notwithstanding the foregoing, until the Effective Time, ASARCO shall retain as members of its Board of Directors at least two directors who are directors of ASARCO on the date hereof (the "ASARCO Designees"); PROVIDED, THAT subsequent to the purchase of and payment for Shares pursuant to the Tender Offer, Parent shall always have its designees represent at least a majority of the entire Board of Directors. ASARCO's obligations under this Section 1.3(a) shall be subject to Section 14(f) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14f-1 promulgated thereunder. ASARCO shall promptly take all actions required pursuant to such
Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this
Section 1.3(a), including mailing to shareholders the information required by such Section 14(f) and Rule 14f-1 as is necessary to enable Parent's designees to be elected to the ASARCO Board of Directors. Parent or the Purchaser will supply ASARCO any information with respect to either of them and their nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1. The provisions of this Section 1.3 are in addition to and shall not limit any rights which the Purchaser or Parent or any of their affiliates may have as a holder or beneficial owner of Shares as a matter of Law with respect to the election of directors or otherwise.

              (b) From and after the time, if any, that Parent's designees constitute a majority of the ASARCO Board of Directors, any amendment of this Agreement, any termination of this Agreement by ASARCO, any extension of time for performance of any of the obligations of Parent or the Purchaser hereunder, any waiver of any condition or any of ASARCO's rights hereunder or other action by ASARCO hereunder may be effected only by the action of a majority of the directors of ASARCO then in office who were directors of ASARCO on the date hereof, which action shall be deemed to constitute the action of the full Board of Directors; PROVIDED, THAT if there shall be no such directors, such actions may be effected by majority vote of the entire ASARCO Board of Directors.

              Section 1.4 THE ASARCO MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, ASARCO and the Purchaser shall consummate a merger (the "ASARCO Merger") pursuant to which (a) the Purchaser shall be merged with and into ASARCO and the separate corporate existence of the Purchaser shall thereupon cease, (b) ASARCO shall be the successor or surviving corporation in the ASARCO Merger (the "Surviving

Corporation") and shall continue to be governed by the laws of the State of New Jersey, and (c) the separate corporate existence of ASARCO with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the ASARCO Merger.

              Section 1.5 EFFECTIVE TIME. As soon as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VI, the parties hereto shall cause the ASARCO Merger to be consummated by filing
(i) a certificate of merger (the "New Jersey Certificate of Merger") with the Secretary of State of the State of New Jersey (the "New Jersey Secretary") as provided in Section 14A:10-4.1 of the New Jersey Business Corporation Act ("NJBCA") and by making any related filings required under the NJBCA in connection with the ASARCO Merger and (ii) a certificate of merger (the "Delaware Certificate of Merger" and together with the New Jersey Certificate of Merger, the "Certificates of Merger") with the Secretary of State of the State of Delaware (the "Delaware Secretary") as provided in Section 252 of the Delaware General Corporation Law ("DGCL") and by making any related filings required under the DGCL in connection with the ASARCO Merger. The ASARCO Merger shall become effective at such time as the Certificates of Merger are duly filed with the New Jersey Secretary and the Delaware Secretary or at such later time as is agreed to by the parties hereto and as is specified in the Certificates of Merger (the "Effective Time" or the "Closing").

              Section 1.6 EFFECTS OF THE ASARCO MERGER. From and after the Effective Time, the ASARCO Merger shall have the effects set forth in the NJBCA (including, without limitation, Section 14A:10-6 thereof). Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of ASARCO and the Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of ASARCO and the Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

              Section 1.7 CERTIFICATE OF INCORPORATION. The certificate of incorporation of ASARCO immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the "Surviving Certificate") and the name of the Surviving Corporation shall continue to be ASARCO Incorporated until thereafter amended in accordance with the NJBCA.

              Section 1.8 BYLAWS. The bylaws of the Purchaser immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the Surviving Certificate and the NJBCA.

              Section 1.9 DIRECTORS AND OFFICERS. From and after the Effective Time, until their respective successors are duly elected or appointed and qualified in accordance with applicable Law, (a) the directors of the Purchaser at the Effective Time shall be the directors of the Surviving Corporation and
(b) the
officers of ASARCO at the Effective Time shall be the officers of the Surviving Corporation.

              Section 1.10 ASARCO SHAREHOLDERS' MEETING. (a) ASARCO, acting through its Board of Directors, shall, in accordance with applicable Law and its Certificate of Incorporation and By-laws:

                   (i) duly call, give notice of, convene and, if required by applicable Law in order to consummate the ASARCO Merger, hold a special meeting of its shareholders (the "ASARCO Shareholders Meeting") subject to the approval of the SEC, to the extent practicable and permitted by applicable Law (including the requisite mailing period for the Proxy Statement as required under the Exchange Act and the rules and regulations promulgated thereunder), on or prior to December 8, 1999, or as soon thereafter as practicable and as permitted under applicable Law, for the purpose of considering and taking action upon this Agreement; PROVIDED, that if the Tender Offer is consummated prior to the date of the ASARCO Shareholders Meeting, ASARCO shall use its reasonable best efforts to cause the record date for determination of the shareholders who are entitled to vote at the ASARCO Shareholders Meeting to be on or after the date of the consummation of the Tender Offer;

                   (ii) as soon as practicable after the date hereof, prepare a preliminary proxy or information statement relating to the ASARCO Merger and this Agreement and use all reasonable efforts to file such preliminary proxy or information statement with the SEC within 7 business days after the date hereof, and further use its reasonable efforts (x) to obtain and furnish the information required to be included by the SEC in the proxy statement and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement (the "Proxy Statement") to be mailed to its shareholders and (y) to obtain the necessary approvals of the ASARCO Merger and this Agreement by its shareholders;

                   (iii) if at any time prior to the Effective Time any information relating to ASARCO or Parent, or any of their respective affiliates, officers or directors, should be discovered by ASARCO or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the shareholders of the Company; and

                   (iv) subject to the fiduciary obligations of the ASARCO

Board of Directors determined after consultation with outside legal counsel, (i) include in the Proxy Statement the recommendation of the ASARCO Board of Directors that shareholders of ASARCO vote in favor of the approval of the ASARCO Merger and the approval and adoption of this Agreement, and (ii) use its reasonable best efforts to procure the approval of the shareholders of ASARCO for the ASARCO Merger required under applicable Law.

              (b) No filing of, or amendment or supplement to, the Proxy Statement will be made by ASARCO without providing Parent the opportunity to review and comment thereon. Parent shall immediately review and comment upon any such filing, amendment or supplement. ASARCO will advise Parent, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

              (c) Parent agrees that it will vote, or cause to be voted, all of the Shares then owned by it, the Purchaser or any of its other subsidiaries and affiliates in favor of the approval of the ASARCO Merger and the approval and adoption of this Agreement.

              Section 1.11 ASARCO MERGER WITHOUT MEETING OF SHAREHOLDERS. Notwithstanding Section 1.10 hereof, in the event that Parent, the Purchaser or any other subsidiary of Parent shall have acquired Shares which (when taken together with Shares then owned by Parent or the Purchaser) constitute at least 90% of the outstanding Shares, whether pursuant to the Tender Offer or otherwise, the parties hereto agree to take all necessary and appropriate action to cause the ASARCO Merger to become effective as soon as practicable after such acquisition, without a meeting of ASARCO shareholders, in accordance with
Section 14A:10-5.1 and Section 14A:10-7 of the NJBCA and Section 253 of the
DGCL.


                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

              Section 2.1 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the ASARCO Merger and without any action on the part of Parent, the Purchaser, ASARCO or the holders of any of the following securities:

              (a) Each share of ASARCO Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of ASARCO Common Stock to be canceled pursuant to Section 2.1(b)) shall be converted into the right to receive the Offer Price payable to the holder thereof, without interest (the "Merger Consideration"), upon surrender of the certificate formerly representing such share of ASARCO Common Stock in the manner provided in Section 2.3. At the Effective Time, each share of ASARCO Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such share (other than shares to be canceled pursuant to Section 2.1(b)) shall thereafter represent only the right to receive, upon the surrender of such certificate in accordance with the provisions of Section 2.3, an amount in cash per share equal to the Merger Consideration. The holders of such certificates previously evidencing such shares of ASARCO Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of ASARCO Common Stock except the right to receive the Merger Consideration in the manner provided in Section 2.3.

              (b) Each share of capital stock of ASARCO (i) held in the treasury of ASARCO or by any wholly owned subsidiary of ASARCO or (ii) owned by Parent, the Purchaser or any other wholly owned subsidiaries of Parent shall automatically be canceled, retired and cease to exist without any conversion thereof and no payment shall be made with respect thereto.

              (c) Each share of common stock, par value $.01 per share (the "Purchaser Common Stock"), of the Purchaser outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

              Section 2.2 STOCK OPTIONS; PAYMENT RIGHTS. Each outstanding stock option and stock appreciation right, if any, to purchase or acquire a share of ASARCO Common Stock under employee incentive or benefit plans, programs or arrangements and non-employee director plans presently maintained by ASARCO ("ASARCO Option Plans") and each other award under the ASARCO Option Plans denominated in or the value of which is determined by reference to the ASARCO Common Stock which are outstanding immediately prior to the Effective Time (together, the "ASARCO Equity Awards") shall, in accordance with their terms, become immediately exercisable, and each holder thereof shall be paid by the Surviving Corporation as soon as practicable after the exercise thereof (provided that such exercise occurs within the period beginning September 27, 1999 and ending 30 days after the earlier of the Expiration Date or the Effective Time (the "Exercise Period")), an amount in cash determined by (A) subtracting the applicable exercise price per share of such award from the greater of (i) the amount of the Merger Consideration and (ii) the highest sales price per share of the ASARCO Common Stock during the 60-day period preceding the earlier of the Expiration Date or the Effective Time, and (B) multiplying the difference by the number of shares of ASARCO Common Stock that would have been issuable upon the exercise of such award or, if the ASARCO Equity Award does not have an exercise price, an amount in cash determined by multiplying (x) the greater of (iii) the amount of the Merger Consideration and (iv) the highest sales price per share of the ASARCO

Common Stock during the 60-day period preceding the earlier of the Expiration Date or the Effective Time by (y) the number of shares of ASARCO Common Stock that would have been issuable upon the exercise of such award. All amounts payable pursuant to this Section 2.2 shall be subject to any required income tax withholding. Notwithstanding the foregoing, each ASARCO Equity Award that is outstanding at the Effective Time and not exercised during the Exercise Period shall remain outstanding and shall be treated in accordance with
Section 5.3 hereof.

              Section 2.3 EXCHANGE OF CERTIFICATES AND CASH. (a) EXCHANGE AGENT. Prior to the Effective Time, Parent shall have entered into an agreement providing for the matters set forth in this Section 2.3 (the "Exchange Agent Agreement") with Citibank N.A. (the "Exchange Agent"), authorizing such Exchange Agent to act as Exchange Agent in connection with the ASARCO Merger. Immediately prior to the Effective Time, Parent shall deposit or shall cause to be deposited with or for the account of the Exchange Agent, for the benefit of the holders of shares of ASARCO Common Stock (other than shares to be canceled pursuant to Section 2.1(b)), an amount in cash equal to the Merger Consideration payable pursuant to Section 2.1(a) (such cash funds are hereafter referred to as the "Exchange Fund").

              (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, Parent will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding Shares (other than Shares to be canceled pursuant to Section 2.1(b)) (the "Certificates"), (i) a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and ASARCO may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with a letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions (collectively, the "Transmittal Documents"), the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of ASARCO Common Stock formerly represented by such Certificate, without any interest thereon, less any required withholding of taxes, and the Certificate so surrendered shall thereupon be canceled. In the event of a transfer of ownership of shares of ASARCO Common Stock which is not registered in the transfer records of ASARCO, the Merger Consideration may be issued and paid in accordance with this Article II to the transferee of such shares if the Certificate evidencing such shares of ASARCO Common Stock is presented to the Exchange Agent and is properly endorsed or otherwise in proper form for transfer. The signature on the Certificate or any related stock power must be properly guaranteed and the person requesting payment of the Merger Consideration must either pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate so surrendered or establish to the Parent that such tax has been paid or is not applicable. The Merger Consideration will be delivered by the Exchange Agent as promptly as practicable following surrender of a Certificate and the related Transmittal Documents. Cash payments may be made by check unless otherwise required by a depositary institution in connection with the book-entry delivery of securities. In no event will interest be payable on the Merger Consideration. Until surrendered in accordance with this Section 2.3, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive, upon such surrender, the Merger Consideration for each share of ASARCO Common Stock formerly represented by such Certificate. The Exchange Fund shall not be used for any purpose other than as set forth in this Article II. Any interest, dividends or other income earned on the investment of cash held in the Exchange Fund shall be for the account of the Surviving Corporation.

              (c) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund (including the proceeds of any investments thereof) which remains undistributed to the holders of ASARCO Common Stock for six months following the Effective Time shall be delivered to the Surviving Corporation, upon demand. Any holders of ASARCO Common Stock who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration.

              (d) NO LIABILITY. None of the Parent, Surviving Corporation, ASARCO or the Exchange Agent shall be liable to any holder of Shares for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration would otherwise escheat to or become the property of any governmental body or authority) any such Merger Consideration in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

              (e) WITHHOLDING RIGHTS. The Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of ASARCO Common Stock such amounts as the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this

Agreement as having been paid to the holder of the shares of ASARCO Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or the Exchange Agent.

              (f) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates evidencing shares of ASARCO Common Stock shall have been lost, stolen or destroyed, the holder of such lost, stolen or destroyed Certificate(s) shall execute an affidavit of that fact upon request. The holder of any such lost, stolen or destroyed Certificate(s) shall also deliver a reasonable indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificate(s) alleged to have been lost, stolen or destroyed. The affidavit and any indemnity which may be required hereunder shall be delivered to the Exchange Agent, who shall be responsible for making payment of the Merger Consideration for such lost, stolen or destroyed Certificates(s) pursuant to the terms hereof.

              Section 2.4 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of ASARCO shall be closed, and there shall be no further registration of transfers of shares of ASARCO Common Stock thereafter on the records of ASARCO. Any Certificates presented to the Exchange Agent or the Surviving Corporation for any reason at or after the Effective Time shall be canceled and exchanged for the Merger Consideration pursuant to the terms in this Article II.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

              Except as set forth in the disclosure schedule delivered by ASARCO to Parent prior to the execution of this Agreement (the "ASARCO Disclosure Schedule"), ASARCO represents and warrants to Parent as set forth in this
Article III.

              Section 3.1 ORGANIZATION, QUALIFICATION, ETC.

              (a) ASARCO is a corporation duly organized, validly existing and in good standing (or other equivalent status) under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, operate and lease all of its properties and assets and to carry on its business as it is now being conducted or presently proposed to be conducted and is duly qualified to do business and is in good standing (or other equivalent status) in each jurisdiction in which the ownership, operation or leasing of its properties or assets or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing (or other equivalent status) would not, individually or in the aggregate, have a Material Adverse Effect on ASARCO and its Subsidiaries, taken as a whole. As used in this Agreement, any reference to any state of facts, event, change or effect having a "Material Adverse Effect" on or with respect to ASARCO or Parent, means such state of facts, event, change or effect that has had or would reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of ASARCO or Parent and their respective Subsidiaries, taken as a whole; PROVIDED, HOWEVER, that any adverse effect that copper prices have had or may have on the business, results of operations or financial condition of ASARCO or Parent and their respective Subsidiaries, taken as a whole, shall not be deemed a Material Adverse Effect for purposes of this Agreement. The copies of ASARCO's Certificate of Incorporation and By-laws which have been delivered to Parent and the Purchaser are complete and correct and in full force and effect.

              (b) Each of ASARCO's Significant Subsidiaries is a corporation duly organized, validly existing and in good standing (or other equivalent status) under the laws of its jurisdiction of incorporation or organization, has the power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted or presently proposed to be conducted, and is duly qualified to do business and is in good standing (or equivalent status) in each jurisdiction in which the ownership, operation or leasing of its properties or assets or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing (or other equivalent status) would not, individually or in the aggregate, have a Material Adverse Effect on ASARCO. ASARCO has made available to Parent and the Purchaser complete and correct copies of the certificate of incorporation, bylaws or other similar governing documents which are in full force and effect for each of ASARCO's Significant Subsidiaries that are not directly or indirectly wholly owned.

              (c) All the outstanding shares of capital stock of, or other ownership interests in, ASARCO's Subsidiaries are validly issued, fully paid and non-assessable and are owned of record and beneficially by ASARCO, directly or indirectly, free and clear of all Encumbrances. As used in this Agreement, the term "Encumbrance" means any mortgage, pledge, lien, charge, encumbrance, defect, security interest, claim, option or restriction of any kind. There are no (i) securities of ASARCO or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any of ASARCO's Subsidiaries, (ii) warrants, calls, options or other rights to acquire from ASARCO or any of its Subsidiaries, or any obligations of ASARCO of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for, any capital stock, voting securities or ownership interests in any of ASARCO's Subsidiaries, or (iii) obligations of ASARCO or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding securities of ASARCO's Subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

              (d) Except for ASARCO's Subsidiaries, as set forth in Section 3.1(d) of the ASARCO Disclosure Schedule or ASARCO's (or any of its Subsidiaries') SEC Reports, and in respect of minerals exploration or development agreements in the ordinary course of business, ASARCO (excluding employee pension or benefit plans) does not own any securities of, or have any debt or equity investment in, or loans outstanding to, any corporation, partnership, joint venture, limited liability company or other entity. ASARCO is not subject to any contractual obligation under which it may be required to advance or contribute capital to any entity, except in respect of minerals exploration or development agreements in the ordinary course of business.

              Section 3.2 CAPITAL STOCK.

              (a) Section 3.2(a) of the ASARCO Disclosure Schedule sets forth as of September 30, 1999:

              (i) the number of authorized shares of each class or series of capital stock of ASARCO;

              (ii) the number of shares of each class or series of capital stock of ASARCO which are issued and outstanding;

              (iii) the number of shares of each class or series of capital stock which are held in the treasury of ASARCO;

              (iv) the number of shares of each class or series of capital stock of ASARCO which are reserved for issuance, indicating each specific reservation; and

              (v) the number of shares of each class or series of capital stock of ASARCO which are subject to employee stock options, stock appreciation rights or other rights to purchase or receive capital stock granted under ASARCO's stock option or other stock based employee or non-employee director benefit plans, indicating the name of the plan, the date of grant, the number of shares and the exercise price thereof.

              (b) All of the issued and outstanding shares of capital stock of ASARCO have been validly issued and are fully paid and nonassessable. Except as set forth in Section 3.2(a) of the ASARCO Disclosure Schedule, there are no authorized, issued, reserved for issuance or outstanding (i) shares of capital stock or voting securities of ASARCO, (ii) securities convertible into or exchangeable for shares of capital stock or voting securities of ASARCO, (iii) warrants, calls, options or other rights to acquire from ASARCO or any of its Subsidiaries, or any obligation of ASARCO or any of its Subsidiaries to issue, any shares of capital stock or voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of ASARCO, and (iv) there are no outstanding obligations of ASARCO to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

        Section 3.3 CORPORATE AUTHORITY RELATIVE TO THIS AGREEMENT. ASARCO has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the ASARCO Board of Directors, and, except for the approval of this Agreement by its shareholders, no other corporate proceedings on the part of ASARCO are necessary to authorize the consummation of the transactions contemplated hereby. The ASARCO Board of Directors has taken all appropriate action so that none of Parent or the Purchaser will be (i) an "interested stockholder" within the meaning of Section 14A:10A-3 of the NJBCA or
(ii) an "interested shareholder" within the meaning of the Certificate of Incorporation of ASARCO by virtue of Parent and the Purchaser entering into this Agreement and consummating the transactions contemplated hereby. The ASARCO Board of Directors has determined that the transactions contemplated by this Agreement are fair to and in the best interest of ASARCO and its shareholders and to recommend to such shareholders that they accept the Tender Offer, tender their Shares thereunder to the Purchaser and approve and adopt this Agreement and the ASARCO Merger. This Agreement has been duly and validly executed and delivered by ASARCO and, assuming this Agreement constitutes a valid and binding agreement of the other parties hereto, this Agreement constitutes a valid and binding agreement of ASARCO, enforceable against ASARCO in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

              Section 3.4 NON-CONTRAVENTION; CONSENTS AND APPROVALS.

              (a) None of the execution, delivery or performance of this Agreement by ASARCO or the consummation by ASARCO of the transactions contemplated hereby will (i) violate the certificate of incorporation or the bylaws or other similar governing documents of ASARCO or any of its Subsidiaries, (ii) except for the ASARCO Required Third Party Consents, result in the violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under any of the provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which ASARCO or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (the "ASARCO Contracts"), (iii) except for the ASARCO Required Statutory Approvals, violate any order, writ, injunction, decree, judgment, permit, license, statute, law, ordinance, policy, rule or regulation ("Law") of any court, tribunal or administrative, governmental or regulatory body, agency, commission, division, department, public body or other authority, whether federal, state, local or foreign (individually, a "Governmental Entity") applicable to ASARCO or any of its Subsidiaries or any of their respective property or assets, or (iv) result in the creation or imposition of any Encumbrance on any asset of ASARCO or any of its Subsidiaries, except in the case of clauses (ii), (iii) and (iv) for violations, breaches, defaults, terminations, cancellations, accelerations or creations which would not in the aggregate have a Material Adverse Effect on ASARCO and its Subsidiaries, taken as a whole, or prevent or delay the consummation of the transactions contemplated hereby.

              (b) Section 3.4(b)(i) of the ASARCO Disclosure Schedule sets forth a list of all third party consents and approvals required to be obtained under the ASARCO Contracts prior to the consummation of the transactions contemplated by this Agreement the failure of which to obtain would have, individually or in the aggregate, a Material Adverse Effect on ASARCO and its Subsidiaries, taken as a whole (the "ASARCO Required Third Party Consents"). Section 3.4(b)(ii) of the ASARCO Disclosure Schedule sets forth a list of all notices to, filings and registrations with, and permits, authorizations, consents and approvals of, Governmental Entities required to be made or obtained from Governmental Entities prior to the consummation of the transactions contemplated by this Agreement the failure of which to obtain would have, individually or in the aggregate, a Material Adverse Effect on ASARCO and its Subsidiaries, taken as a whole (the "ASARCO Required Statutory Approvals").

              Section 3.5 REPORTS AND FINANCIAL STATEMENTS. ASARCO has previously furnished or made available to Parent and the Purchaser complete and correct copies of:

              (a) ASARCO's (and any of its Subsidiaries') Annual Reports on Form 10-K filed with the SEC for each of the years ended December 31, 1996 through 1998;

              (b) ASARCO's (and any of its Subsidiaries') Quarterly Reports on Form 10-Q filed with the SEC for the each of the fiscal quarters ended following ASARCO's last fiscal year end;

              (c) each definitive proxy statement filed by ASARCO any of its Subsidiaries with the SEC since March 1, 1996;

              (d) each final prospectus filed by ASARCO with the SEC since December 31, 1995; and

              (e) all Current Reports on Form 8-K filed by ASARCO with the SEC since January 1, 1998.

As of their respective dates, such reports, proxy statements and prospectuses (collectively, with any amendments, supplements and exhibits thereto, the "SEC Reports") (i) complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, and the rules and regulations promulgated thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Report of ASARCO has been revised or superseded by an SEC Report subsequently filed by ASARCO, none of ASARCO's SEC Reports contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements included in ASARCO's SEC Reports (including any related notes and schedules) fairly present the financial position of ASARCO and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments), in each case in accordance with past practice and generally accepted accounting principles ("GAAP") consistently applied during the periods involved (except as otherwise disclosed in the notes thereto). Since January 1, 1998, ASARCO has timely filed all reports, registration statements and other filings required to be filed by it with the SEC under the rules and regulations of the SEC.

              Section 3.6 ENVIRONMENTAL MATTERS.

              (a) Except for Environmental Claims disclosed in or referred to in
Section 3.6(b) of the ASARCO Disclosure Schedule, as of the date of this Agreement, each of ASARCO and its Subsidiaries has obtained all licenses, permits, authorizations, approvals and consents from Governmental Entities which are required under any applicable Environmental Law in respect of its business, properties, assets and operations ("Environmental Permits"), except (i) for such permits as to which due and proper application is pending, and (ii) for such failures to have Environmental Permits which, individually or in the aggregate, are not reasonably expected to have a Material Adverse Effect on ASARCO and its Subsidiaries, taken as a whole. Each of such Environmental Permits is in full force and effect, and each of ASARCO and its Subsidiaries is in compliance with the terms and conditions of all such Environmental Permits and with all applicable Environmental Laws, except for such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect on ASARCO and its Subsidiaries, taken as a whole.

              (b) Except for Environmental Claims disclosed in or referred to in Section 3.6(b) of the ASARCO Disclosure Schedule, as of the date of this Agreement, there is no Environmental Claim filed, pending, or to the best knowledge of ASARCO threatened or in process, against ASARCO or any of its Subsidiaries or any person whose liability for such Environmental Claim ASARCO or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of Law, that would, individually or in the aggregate, have a Material Adverse Effect on ASARCO and its Subsidiaries, taken as a whole.

              (c) Except as disclosed or referred to in Section 3.6(c) of the ASARCO Disclosure Schedule, no Encumbrances have arisen under or pursuant to any Environmental Law on any property, site or facility owned, operated or leased by ASARCO or any of its Subsidiaries, except for such Encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on ASARCO and its Subsidiaries, taken as a whole, and no action of any Governmental Entity has been taken or, to the best knowledge of ASARCO, is threatened or in process which could subject any of such properties to such Encumbrances, except for such action which would not, individually or in the aggregate, have a Material Adverse Effect on ASARCO and its Subsidiaries, taken as a whole.

              (d) As used in this Agreement:

                   (i) "Environmental Claim" means any claim, action, cause of action, order, investigation or notice (written or oral) by any person alleging potential or actual liability (including, without limitation, potential or actual liability for investigation, evaluation, cleanup, removal actions, remedial actions, response actions, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from any Environmental Law, including any claim under CERCLA, and shall include any request for information under CERCLA or any comparable state or local Law.

                   (ii) "Environmental Law" means any Law relating to (a) the environment or pollution, environmental matters, the protection of the environment, or the protection of human health and safety from environmental concerns, (b) actual or threatened emissions, discharges, or releases of pollutants, contaminants, chemicals or solid, industrial, toxic or hazardous substances, wastes or constituents into the environment, and (c) the presence, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                   (iii) "Hazardous Materials" mean (a) any petroleum or petroleum products and radioactive materials, (b) any chemicals, constituents, materials, or substances defined or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous substances," "toxic substances" and related materials, as such materials are defined in any Environmental Law, and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Entity.

              Section 3.7 EMPLOYEE BENEFIT PLANS; ERISA.

              (a) Except as set forth in ASARCO's SEC Reports or as would not have a Material Adverse Effect on ASARCO and its Subsidiaries, taken as a whole,
(i) all Employee Benefit Plans (other than any Employee Benefit Plan that is a "multiemployer plan" within the meaning of Section 3(37) of ERISA (a "Multiemployer Plan")) of ASARCO are in material compliance with all applicable requirements of Law, including ERISA and the Code, and (ii) neither ASARCO nor any of its Subsidiaries nor any ERISA Affiliate has any liabilities or obligations with respect to any such Employee Benefit Plans, whether accrued, contingent or otherwise, that are not otherwise reflected on ASARCO's financial statements, nor to the best knowledge of ASARCO, are any such liabilities or obligations expected to be incurred. Except as described in ASARCO's (or any of its Subsidiaries') SEC Reports or as set forth in Section 3.7(a) of the ASARCO Disclosure Schedule, the execution and delivery of, and performance of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Benefit Plan of ASARCO that will or may result in acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. The only severance agreements or severance policies applicable to ASARCO or any of its Subsidiaries are the agreements and policies specifically described in Section 3.7(a) of the ASARCO Disclosure Schedule.

              (b) With respect to each of its Plans, ASARCO has heretofore made available to Parent and the Purchaser complete and correct copies of each of the following documents, as applicable: (i) a copy of the Plan and any amendments thereto; (ii) a copy of the most recent annual report; (iii) a copy of the most recent actuarial report; (iv) a copy of the most recent Summary Plan Description and all material modifications; (v) a copy of the trust or other funding agreement and any amendments thereto; and (vi) the most recent determination letter received from the Internal Revenue Service (the "IRS") with respect to each Plan that is intended to be qualified under Section 401 of the Code and all notices of reportable events received following receipt of such letter. ASARCO will deliver to Parent and the Purchaser a copy of each Foreign Plan within thirty days following the date hereof.

              (c) Section 3.7(c) of the ASARCO Disclosure Schedule sets forth a list of each employee of ASARCO (or any Subsidiary) who is a party to any agreement (whether written or oral) with respect to such person's employment by ASARCO or a Subsidiary, other than offer letters which do not have guaranteed periods of employment and statutory employment agreements under foreign Laws, and which provide for annual compensation in excess of $100,000. ASARCO has made available to Parent and the Purchaser a complete and correct copy of each such written employment agreement, and a complete and correct summary of each such oral agreement.

              (d) No liability under Title IV of ERISA has been incurred by ASARCO or any ERISA Affiliate within the past six years that has not been satisfied in full. To the best knowledge of ASARCO, no condition exists that presents a material risk to ASARCO, any of its Subsidiaries or any ERISA Affiliate of incurring a liability under such Title that is reasonably likely to have a Material Adverse Effect on ASARCO. The Pension Benefit Guaranty Corporation has not instituted proceedings to terminate any of the Employee Benefit Plans, and, to the knowledge of ASARCO, no condition exists that presents a material risk that such proceedings will be instituted. Except as would not have a Material Adverse Effect on ASARCO, with respect to each of the Employee Benefit Plans that is subject to Title IV of ERISA, the present value of accrued benefits under such Employee Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Employee Benefit Plan's actuary with respect to such Employee Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Employee Benefit Plan allocable to such accrued benefits, and there have been no changes since such latest valuation date which would cause the present value of such accrued benefits to exceed the current value of such assets. None of the Employee Benefit Plans or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Employee Benefit Plans ended prior to the date of this Agreement. None of the Employee Benefit Plans is a Multiemployer Plan. To the knowledge of ASARCO the Employee Benefit Plans that is intended to be "qualified" within the meaning of
Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code. Except as set forth in Section 3.7(d) of the ASARCO Disclosure Schedule, no Employee Benefit Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees after retirement or other termination of service (other than coverage mandated by applicable Law or benefits, the full cost of which is borne by the current or former employee). There are no material pending or threatened claims by or on behalf of any Employee Benefit Plan, by any employee or beneficiary covered under any such Employee Benefit Plan, or otherwise involving any such Employee Benefit Plan (other than routine claims for benefits). No prohibited transaction has occurred with respect to any Employee Benefit Plan that would result, directly or indirectly, in the imposition of an excise Tax or other liability under the Code or ERISA, except for such a Tax or other liability that would not have a Material Adverse Effect on ASARCO. Except as would not have a Material Adverse Effect on ASARCO, with respect to each Foreign Plan: (i) all amounts required to be reserved on account of each Foreign Plan have been so reserved in accordance with reasonable accounting practices prevailing in the country where such Foreign Plan is established, and (ii) each Foreign Plan required to be registered with a Governmental Entity has been registered, has been maintained in good standing with the appropriate Governmental Entities, and has been maintained and operated in accordance with its terms and applicable Law.

              (e) Except as otherwise set forth in Section 3.7(e) of the ASARCO Disclosure Schedule, no director or officer or other employee of ASARCO will become entitled to any termination, retirement, severance or similar payment, benefit or enhanced or accelerated benefit (including any acceleration of vesting or lapse of restrictions, repurchase rights or obligations with respect to any employee stock option or other benefit under any stock option plan or incentive or compensation plan or arrangement) as a result of the transactions contemplated by this Agreement (either standing alone or in conjunction with any additional or subsequent events).

              (f) Except as set forth in Section 3.7(f) of the ASARCO Disclosure Schedule, any amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of ASARCO or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employee benefit plan or other compensation arrangement currently in effect would not be characterized as an "excess parachute payment" or a "parachute payment" (as such terms are defined in Section 280G(b)(1) of the Code).

              (g) As used in this Agreement:

                   (i) "Employee Benefit Plan" means any material Plan entered into, established, maintained, sponsored, contributed to or required to be contributed to by ASARCO, any of its Subsidiaries or ERISA Affiliates for the benefit of the current or former employees or directors of ASARCO or any of its Subsidiaries and existing on the date of this Agreement or at any time subsequent thereto and on or prior to the Effective Time;

                   (ii) "Foreign Plan" shall refer to each material plan, program or contract that is subject to or governed by the Laws of any jurisdiction other than the United States, and which would have been treated as an Employee Benefit Plan had it been a United States plan, program or contract;

                   (iii) "Plan" means any employment, bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, medical, accident, disability, worker's compensation or other insurance, severance, separation, termination, change of control or other benefit plan, agreement, practice policy, program or arrangement of any kind, whether written or oral, other than a Foreign Plan, including, but not limited to any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"); and

                   (iv) "ERISA Affiliate" means, with respect to ASARCO, any entity, trade or business that is a member of the same controlled group as ASARCO (within the meaning of Sections 414(b), (c), (m) or (o) of the Code).

              Section 3.8 SCHEDULE 14D-9; PROXY STATEMENT; SCHEDULE 14D-1; OTHER INFORMATION. None of the Schedule 14D-9, the Proxy Statement (with respect to the information included therein relating to ASARCO or its Subsidiaries) or the
Schedule 14D-1 (with respect to the information included therein relating to ASARCO or its Subsidiaries) will, at the respective times the Schedule 14D-9, the Schedule 14D-1 and the Proxy Statement are filed with the SEC, and at the time of the mailing of the Schedule 14D-9, the Proxy Statement or the Schedule 14D-1 or any amendments or supplements thereto, and at the time of the ASARCO Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by ASARCO with respect to information supplied in writing by Parent and the Purchaser or any of their affiliates specifically for inclusion in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder. The letter to shareholders, notice of meeting, proxy statement and form of proxy to be distributed to ASARCO shareholders in connection with the ASARCO Merger and any schedules required to be filed with the SEC in connection therewith are collectively referred to herein as the "Proxy Statement."

              Section 3.9 ASARCO RIGHTS PLAN. ASARCO represents and warrants that the Board of Directors of ASARCO has taken all necessary action to render the Rights Agreement between ASARCO and The Bank of New York, dated as of January 28, 1998, as amended as of July 15, 1999, inapplicable to the transactions contemplated by this Agreement.

              Section 3.10 TAX MATTERS.

              (a) All federal, state, local and foreign Tax Returns required to be filed by or on behalf of ASARCO, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which ASARCO or any of its Subsidiaries (i) is a member (a "Current ASARCO Group") or (ii) was a member during six years prior to the date hereof but is not currently a member, but only insofar as any such Tax Return relates to a taxable period ending on a date within the last six years (a "Past ASARCO Group," together with Current ASARCO Groups, an "ASARCO Affiliated Group") have been timely filed, and all such Tax Returns filed are complete and accurate except to the extent any failure to file or any inaccuracies in filed Tax Returns would not, individually or in the aggregate, have a Material Adverse Effect on ASARCO (it being understood that the representations made in this Section, to the extent that they relate to Past ASARCO Groups, are made to the knowledge of ASARCO). All Taxes due and owing by ASARCO, any Subsidiary of ASARCO or any ASARCO Affiliated Group have been paid, or adequately reserved for, except to the extent any failure to pay or reserve would not, individually or in the aggregate, have a Material Adverse Effect on ASARCO. There is no audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by ASARCO, any Subsidiary of ASARCO or any ASARCO Affiliated Group which would, individually or in the aggregate, have a Material Adverse Effect on ASARCO; PROVIDED that in no event shall the existence of a proposed adjustment or matter in controversy with respect to Taxes be deemed to have or contribute to a Material Adverse Effect for any purpose under this Agreement to the extent such proposed adjustment or matter in controversy has been specifically reserved for or paid as of the date of this Agreement. All assessments for Taxes due and owing by ASARCO, any Subsidiary of ASARCO, or any ASARCO Affiliated Group with respect to completed and settled examinations or concluded litigation have been paid. As soon as practicable after the public announcement of the execution of the Merger Agreement, ASARCO will provide the other party with written schedules of (i) the taxable years of ASARCO for which the statutes of limitations with respect to federal income Taxes have not expired, and (ii) with respect to federal income Taxes, those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which examinations have not yet been initiated. ASARCO and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes, except to the extent any such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on ASARCO.

              (b) Neither ASARCO nor any of its Subsidiaries has (i) entered into a closing agreement or similar agreement with a taxing authority relating to Taxes of ASARCO or any of its Subsidiaries with respect to a taxable period for which the statute of limitations is still open, or (ii) with respect to U.S. federal income Taxes, granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any such income Tax, in either case, that is still outstanding. There are no Encumbrances relating to Taxes upon the assets of ASARCO other than Encumbrances relating to Taxes not yet due, except as would not have a Material Adverse Effect on ASARCO. Neither ASARCO nor any of its Subsidiaries is a party to any agreement relating to the allocating or sharing of Taxes, other than an agreement with each other.

For purposes of this Agreement: (i) "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, severance, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added, and (ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

              Section 3.11 REQUIRED VOTE. If, as of the date of any action taken by the Board of Directors of ASARCO with respect to the ASARCO Merger or as of any record date of the determination of shareholders of ASARCO entitled to notice of and to vote with respect thereto or immediately prior to the consummation of the ASARCO Merger, Parent or any of its Subsidiaries is the beneficial owner of less than 10% of any class of capital stock of ASARCO, then the affirmative vote of a majority of the votes cast by the holders of shares of ASARCO Common Stock entitled to vote at the ASARCO Shareholders Meeting is required to approve this Agreement. If, as of the date of any action taken by the Board of Directors of ASARCO with respect to the ASARCO Merger or as of any record date of the determination of shareholders of ASARCO entitled to notice of and to vote with respect thereto or immediately prior to the consummation of the ASARCO Merger, Parent or any of its Subsidiaries is the beneficial owner of 10% or more of any class of capital stock of ASARCO, the affirmative vote of the holders of 80% of the outstanding shares of ASARCO Common Stock entitled to vote at the ASARCO Shareholders Meeting is required to approve this Agreement. The relevant approval of the shareholders of ASARCO referred to in the two preceding sentences is referred to herein as the "ASARCO Shareholder Approval." No other vote of the shareholders of ASARCO is required by Law, the Certificate of Incorporation or the Bylaws of ASARCO or otherwise in order for ASARCO to consummate the ASARCO Merger and the transactions contemplated thereby.

              Section 3.12 OPINION OF FINANCIAL ADVISOR. The Board of Directors of ASARCO has received the opinion of Credit Suisse First Boston Corporation, dated October 23, 1999, to the effect that, as of such date and based upon and subject to the matters stated therein, the consideration to be received in the Tender Offer and the ASARCO Merger, taken together, is fair to the holders of ASARCO Common Stock from a financial point of view.

              Section 3.13 ABSENCE OF CERTAIN CHANGES. Except as set forth in
Section 3.13 of the ASARCO Disclosure Schedule, since December 31, 1998, and, other than with respect to clause (a) below, prior to the date hereof, except as set forth in ASARCO=s (or any of its Subsidiaries') SEC Reports filed prior to the date hereof, ASARCO and its Subsidiaries have conducted their respective businesses in the ordinary course, consistent with past practice and there has not been:

              (a) any event, occurrence or development (including the discovery of new or additional information concerning an existing environmental condition) which, individually or in the aggregate, would have a Material Adverse Effect on ASARCO;

              (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of ASARCO (other than regular quarterly cash dividends payable by ASARCO in respect of shares of its capital stock consistent with past practice) or any repurchase, redemption or other acquisition by ASARCO or any of its Subsidiaries of any outstanding shares of its capital stock (except (x) as required by the terms of any employee or stock option plan or compensation plan or arrangement, (y) in accordance with any dividend reinvestment plan as in effect as of the date of this Agreement in the ordinary course of operation of such plan consistent with past practice, and/or (z) as otherwise permitted by Section 5.1);

              (c) any amendment of any material term of any outstanding security of ASARCO or any of its Subsidiaries;

              (d) any transaction or commitment made, or any contract, agreement or settlement entered into, by (or judgment, order or decree affecting) ASARCO or any of its Subsidiaries relating to its assets or business (including the acquisition or disposition of any material amount of assets) or any relinquishment by ASARCO or any of its Subsidiaries of any contract or other right, in either case, material to ASARCO and its Subsidiaries taken as a whole, other than transactions, commitments, contracts, agreements or settlements (including without limitation settlements of litigation and tax proceedings) in the ordinary course of business consistent with past practice and those contemplated by this Agreement;

              (e) any change prior to the date hereof in any method of accounting or accounting practice by ASARCO or any of its Subsidiaries, except for any such change which is not material or which is required by reason of a concurrent change in GAAP;

              (f) any (i) grant of any severance or termination pay to (or amendment to any such existing arrangement with) any director, officer or employee of the ASARCO or any of its Subsidiaries, (ii) entering into of any employment, deferred compensation, supplemental retirement or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of ASARCO or any of its Subsidiaries, (iii) increase in, or accelerated vesting and/or payment of, benefits under any existing severance or termination pay policies or employment agreements or (iv) increase in or enhancement of any rights or features related to compensation, bonus or other benefits payable to directors, officers or employees of ASARCO or any of its Subsidiaries, in each case, other than in the ordinary course of business consistent with past practice or as permitted by this Agreement; or

              (g) any material Tax election made or changed, any material audit settled or any material amended Tax Returns filed.

              Section 3.14 NO UNDISCLOSED MATERIAL LIABILITIES. There are no liabilities of ASARCO or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined or determinable, other than:

              (a) liabilities which, individually or in the aggregate, would not have a Material Adverse Effect on ASARCO;

              (b) liabilities disclosed in the SEC Reports of ASARCO or except as disclosed pursuant to Section 3.6 hereto; and

              (c) liabilities under or arising as a result of this Agreement.

              Section 3.15 LABOR RELATIONS. As of the date of this Agreement:
(i) Section 3.15 of the ASARCO Disclosure Schedule sets forth a complete list of each collective bargaining agreement to which ASARCO or any of its Subsidiaries is a party, (ii) no labor organization or group of employees of ASARCO (or any of its Subsidiaries) has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of ASARCO, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority, and (iii) there are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or, to the knowledge of ASARCO, threatened against or involving ASARCO or any of its Subsidiaries.


                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                            PARENT AND THE PURCHASER

         Except as set forth in the disclosure schedule delivered by Parent to ASARCO prior to the execution of this Agreement (the "Parent Disclosure Schedule"), Parent and the Purchaser represent and warrant to ASARCO as set forth in this Article IV.

              Section 4.1 ORGANIZATION, QUALIFICATION, ETC. Each of Parent and the Purchaser is a corporation duly organized, validly existing and in good standing (or other equivalent status) under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, operate and lease all of its properties and assets and to carry on its business as it is now being conducted or presently proposed to be conducted.

              Section 4.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and the Purchaser has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent and the Purchaser, and no other corporate proceedings on the part of Parent or the Purchaser are necessary to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and the Purchaser and, assuming this Agreement constitutes a valid and binding agreement of ASARCO, this Agreement constitutes a valid and binding agreement of Parent and the Purchaser enforceable against Parent and the Purchaser in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

              Section 4.3 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

              (a) None of the execution, delivery or performance of this Agreement by Parent and the Purchaser or the consummation by Parent and the Purchaser of the transactions contemplated hereby will (i) violate the certificate of incorporation or the bylaws or other similar governing documents of Parent, the Purchaser or any of Parent's Subsidiaries, (ii) except for the Parent Required Third Party Consents, result in the violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under any of the provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which Parent, the Purchaser or any of Parent's Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (the "Parent Contracts"), (iii) except for the Parent Required Statutory Approvals, violate any Law of any Governmental Entity applicable to Parent, the Purchaser or any of Parent's Subsidiaries or any of their respective property or assets, or (iv) result in the creation or imposition of any Encumbrance on any asset of Parent, the Purchaser or any of Parent's Subsidiaries, except in the case of clauses (ii), (iii) and (iv) for violations, breaches, defaults, terminations, cancellations, accelerations or creations which would not in the aggregate have a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole, or prevent or delay the consummation of the transactions contemplated hereby.

              (b) Section 4.3(b)(i) of the Parent Disclosure Schedule sets forth a list of all third party consents and approvals required to be obtained under the Parent Contracts prior to the consummation of the transactions contemplated by this Agreement the failure of which to obtain would have, individually or in the aggregate, a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole (the "Parent Required Third Party Consents"). Section 4.3(b)(ii) of the Parent Disclosure Schedule sets forth a list of all notices to, filings and registrations with, and permits, authorizations, consents and approvals of, Governmental Entities required to be made or obtained from Governmental Entities prior to the consummation of the transactions contemplated by this Agreement the failure of which to obtain would have, individually or in the aggregate, a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole (the "Parent Required Statutory Approvals").

              Section 4.4 FINANCIAL CAPABILITY. Parent and the Purchaser have received a commitment letter from The Chase Manhattan Bank and Chase Securities, Inc., originally dated as of September 24, 1999, as amended and restated as of October 5, 1999, October 7, 1999 and October 15, 1999, to make available credit facilities which, when taken together with Parent's equity contribution to the Purchaser, will provide sufficient funds to purchase all of the Shares outstanding on the Expiration Date, as such date may be extended, and the Effective Time, to make all payments required pursuant to Sections 2.2 and 2.3 and to pay all fees and expenses related to the transactions contemplated by this Agreement.

              Section 4.5 CAPITALIZATION OF THE PURCHASER. The authorized capital stock of the Purchaser consists of 1,000 shares of Purchaser Common Stock. As of the date hereof, 100 shares of Purchaser Common Stock are outstanding, all of which (i) were validly issued, and are fully paid and nonassessable and (ii) are owned by Parent.

              Section 4.6 NO PRIOR ACTIVITIES. The Purchaser was formed for the purpose of effecting the Tender Offer, the ASARCO Merger and the transactions contemplated by this Agreement, and does not have any Subsidiaries and has not undertaken any business or other activities other than in connection with pursuing the Tender Offer and entering into this Agreement and engaging in the transactions contemplated hereby.

              Section 4.7 TENDER OFFER DOCUMENTS. Neither the Tender Offer Documents nor any information supplied by Parent or the Purchaser for inclusion in the Schedule 14D-9 will, at the respective times the Schedule 14D-1 and the

Schedule 14D-9 are filed with the SEC and first published, sent or given to ASARCO shareholders, contain a false and misleading statement with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If a Proxy Statement is mailed to ASARCO shareholders, on the date the Proxy Statement is mailed to ASARCO shareholders and on the date of the ASARCO Shareholders Meeting, if there is one, none of the information supplied by Parent and the Purchaser for inclusion in the Proxy Statement will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the ASARCO Shareholders Meeting or the solicitation of proxies to be used at the ASARCO Shareholders Meeting. However, Parent and the Purchaser do not make any representations or warranties with respect to information supplied by ASARCO or any of its affiliates or representatives for inclusion in the Tender Offer Documents, or with respect to the Schedule 14D-9 or the Proxy Statement (except to the extent of information supplied by Parent and the Purchaser for inclusion in the Schedule 14D-9 or the Proxy Statement). The Tender Offer Documents will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.


                                    ARTICLE V

                            COVENANTS AND AGREEMENTS

              Section 5.1 CONDUCT OF BUSINESS PENDING THE EFFECTIVE TIME. From and after the date hereof and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1 (the "Termination Date"), and except as may be agreed in writing by the other parties hereto or as may be provided for or permitted pursuant to this Agreement:

              (a) ASARCO shall, and shall cause each of its Subsidiaries to, conduct its operations according to their ordinary and usual course of business in substantially the same manner as heretofore conducted;

              (b) ASARCO shall use its reasonable best efforts, and cause each of its Subsidiaries to use its reasonable best efforts, to preserve intact its business organizations and goodwill, keep available the services of its current officers and other key employees and preserve its relationships with those persons having business dealings with it (including its relationships with customers, suppliers, employees and business partners);

              (c) ASARCO shall confer at such times as Parent may reasonably request with one or more representatives of such requesting party to report material operational matters and the general status of ongoing operations (to the extent such requesting party reasonably requires such information);

              (d) ASARCO shall notify Parent of any emergency or other change in the normal course of its or its Subsidiaries' respective businesses or in the operation of its or its Subsidiaries, respective properties and of any complaints or hearings (or communications indicating that the same may be contemplated) of any Governmental Entity if such emergency, change, complaint, investigation or hearing would have a Material Adverse Effect on ASARCO;

              (e) ASARCO shall not, and shall not permit any of its Subsidiaries to, (i) declare, set aside, authorize or pay any dividends on or make any distribution with respect to its outstanding shares of stock, except in the case of ASARCO and its majority owned subsidiary Southern Peru Copper Corporation for regular quarterly cash dividends on the outstanding shares of their common stock and except for cash dividends by a wholly owned Subsidiary to a parent, or (ii) split, combine or reclassify any of its shares of capital stock;

              (f) ASARCO shall not, and shall not permit any of its Subsidiaries to, except (i) in the ordinary course of business consistent with past practice,
(ii) as otherwise provided in this Agreement or (iii) as required by applicable Law, adopt or amend any Employee Benefit Plan;

              (g) ASARCO shall not, and shall not permit any of its Subsidiaries to, authorize, propose or announce an intention to authorize or propose, or enter into an agreement with respect to, any merger, consolidation or business combination (other than the ASARCO Merger), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any release or relinquishment of any material contract rights, in each case not in the ordinary course of business;

              (h) ASARCO shall not, and shall not permit its Subsidiaries to, propose or adopt any amendments to its certificate of incorporation or by-laws or other similar governing documents;

              (i) ASARCO shall not, and shall not permit any of its Subsidiaries to, issue or authorize the issuance of, or agree to issue or sell any shares of their capital stock of any class (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for the issuance of shares of ASARCO Common Stock by ASARCO upon the exercise of stock options or other rights to acquire ASARCO's capital stock, in each case which securities, options and rights are outstanding as of the date of this Agreement and such issuance is made in accordance with the terms of such securities, options and rights in effect on the date of this Agreement; PROVIDED that ASARCO shall not issue any shares of ASARCO

Common Stock or any other shares of capital stock or other securities convertible into or representing the right to receive shares of ASARCO Common Stock after consummation of the Tender Offer;

              (j) ASARCO shall not, and shall not permit any of its Subsidiaries to, except in the ordinary course of business in connection with employee incentive and benefit plans, programs or arrangements in existence on the date hereof, purchase or redeem any shares of its stock or any rights, warrants or options to acquire any such shares;

              (k) ASARCO shall not, and shall not permit any of its Subsidiaries to, incur, assume or prepay any indebtedness or any other material liabilities, other than indebtedness between such party and a wholly owned Subsidiary or between wholly owned Subsidiaries, PROVIDED, in either such case, such wholly owned Subsidiaries remain wholly owned Subsidiaries, and other than in the ordinary course of business consistent with past practice;

              (l) ASARCO shall not, and shall not permit any of its Subsidiaries to, sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations), other than in the ordinary course of business consistent with past practice and other than the consummation of contracts of sale executed and delivered prior to the date hereof;

              (m) ASARCO shall not, and shall not permit any of its Subsidiaries to make any material Tax election or settle or compromise any material Tax liability, other than in the ordinary course of business consistent with past practice; and

              (n) ASARCO shall not, and shall not permit any of its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions or take any action which would (i) make any representation or warranty in Article III hereof untrue or incorrect or (ii) result in any of the conditions to the Tender Offer or the ASARCO Merger set forth in Article VI not being satisfied.

              Section 5.2 INVESTIGATION. (a) ASARCO shall, and shall cause its Subsidiaries to, (i) afford to Parent and to Parent's officers, employees, accountants, counsel and other authorized representatives (which shall include the financing sources referred to in Section 4.4 of this Agreement) full and complete access on reasonable prior notice during normal business hours, throughout the period prior to the earlier of the Effective Time or the Termination Date, to its and its Subsidiaries' properties, contracts, commitments, books, and records (including but not limited to Tax Returns) and any report, schedule or other document filed or received by it or any of its Subsidiaries pursuant to the requirements of federal or state securities laws or filed with or sent to the SEC, the Department of Justice, the Federal Trade Commission or any other

Governmental Entity and shall use its reasonable best efforts to cause its representatives and Subsidiaries to furnish promptly to Parent such additional financial and operating data and other information as to its and its Subsidiaries' respective businesses and properties as Parent or its duly authorized representatives may from time to time reasonably request, and (ii) instruct ASARCO's officers, employees, accountants, counsel and other authorized representatives to cooperate with Parent and Purchaser in their preparation of any syndication book or similar marketing materials ("Syndication Materials") in connection with documenting the credit facilities referred to in Section 4.4 of this Agreement (the "Credit Facilities"), including by furnishing copies of data or information pertaining to the business of ASARCO and its Subsidiaries prepared in the ordinary course of business; PROVIDED that all requests for information pursuant to this Section 5.2 shall be directed to and coordinated with the chief financial officer of ASARCO or such other person as shall be designated by ASARCO; and PROVIDED FURTHER that ASARCO's obligations to provide reasonable access in accordance with this Section 5.2 shall be owed exclusively to Parent and Purchaser (and not to any provider of loans or credit) and shall in no way affect the commitment to provide the Credit Facilities, the obligations of Parent and Purchaser in Article I (subject exclusively to the conditions set forth in Annex A) and in Article II (subject exclusively to the conditions in Article VI). Notwithstanding any provision of this Agreement to the contrary, no party shall be obligated to make any disclosure in violation of applicable Laws or which would waive any legal privilege.

              (b) Parent, the Purchaser and ASARCO will not, and will cause their respective officers, employees, accountants, counsel and representatives not to, use any information obtained pursuant to this Section 5.2 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Pending consummation of the transactions herein contemplated, each of Parent and ASARCO will keep confidential, and will cause their respective officers, employees, accountants, counsel and representatives to keep confidential (it being understood that ASARCO will not unreasonably withhold its consent for Parent or Purchaser to use such information in the Syndication Materials as customary and appropriate), all information and documents obtained pursuant to this Section 5.2 unless such information (i) was already known to it, (ii) becomes available to it from other sources not known by it to be bound by a confidentiality obligation, (iii) is independently acquired by it as a result of work carried out by any of its employees or representatives to whom no disclosure of such information has been made, (iv) is disclosed with the prior written approval of the other party, (v) is required to be disclosed by applicable law or regulation or (vi) is or becomes readily ascertainable from published information or trade sources. Upon any termination of this Agreement, each party will, upon request, collect and deliver to the other party all documents obtained by it or any of its officers, employees, accountants, counsel and representatives then in their possession and any copies thereof.

              Section 5.3 ASARCO EMPLOYEE STOCK OPTIONS, INCENTIVE AND BENEFIT PLANS.

              (a) Parent and its Subsidiaries and affiliates agree to honor in accordance with their terms the ASARCO Employee Benefit Plans, including, without limitation, all rights or benefits arising thereunder as a result of the transactions contemplated by this Agreement (either alone or in combination with any other event). It is the intention of the parties hereto that, for a period of six months from the Effective Time, Parent and its Subsidiaries continue to maintain the ASARCO Employee Benefit Plans, in each case in accordance with their terms as in effect at the Effective Time, with only such amendments as are required by applicable Law or permitted by the terms thereof as in effect at the Effective Time, and which do not adversely affect the rights of participants (or their beneficiaries) thereunder. Notwithstanding any provision of this Agreement and the Schedules hereto to the contrary, effective as of the Effective Time, ASARCO shall terminate any ASARCO Employee Benefit Plans (or applicable portions of any other plans), other than the Savings Plan of ASARCO Incorporated, that provide for benefits or awards that are denominated in or the value of which is determined by reference to ASARCO Common Stock, and neither ASARCO or Parent nor any of their respective Subsidiaries shall have any obligation to provide any benefits or issue any securities that modify, replace, supplement or are in substitution of the benefits provided under such terminated plans; PROVIDED, HOWEVER, that Parent agrees that it shall and shall cause its Subsidiaries to provide benefits during such period that are, in the aggregate, no less favorable than the benefits provided, in the aggregate, under the ASARCO Employee Benefit Plans immediately prior to the Effective Time; PROVIDED, FURTHER, that the ASARCO 1996 Stock Incentive Plan and the ASARCO Stock Incentive Plan shall continue in full force and effect following the Effective Time with respect to ASARCO Equity Awards issued thereunder and outstanding at the Effective Time (except that (i) such ASARCO Equity Awards which are not exercised during the Exercise Period will operate solely as stock appreciation rights with reference to the Series B common stock, no par value, of Parent (the "Parent Common Stock") and (ii) for purposes of determining any payments with respect thereto, the value of the Parent Common Stock shall be the closing price thereof on the date of exercise converted into U.S. dollars at the Noon Buying Rate in New York City for Mexican Pesos on such date). For purposes of the preceding sentence (1) each ASARCO Equity Award shall be deemed to operate as a number of stock appreciation rights equal to the number of shares of ASARCO Common Stock subject to such ASARCO Equity Award multiplied by a fraction (the "Option Exchange Ratio"), the numerator of which is the Merger Consideration and the denominator of which is the closing price (converted into U.S. dollars at the Noon Buying Rate in New York City for Mexican Pesos on the Closing Date) of the Parent Common Stock on the Mexican Bolsa on the Closing Date and (2) the exercise price of each such stock appreciation right shall be equal to the exercise price of the ASARCO Equity Award divided by the Option Exchange Ratio. Notwithstanding the foregoing, if Parent Common Stock (or any class of American Depository Shares corresponding to Parent Common Stock) becomes registered under any applicable provision of U.S. securities law ("Parent U.S. Securities"), Parent, in its sole discretion, may convert or cause the conversion of such stock appreciation rights into options to acquire such Parent U.S. Securities on equivalent economic terms.


              (b) Parent shall take, and shall cause the Surviving Corporation and its Subsidiaries and all other affiliates of Parent to take, the following actions: (i) waive any limitations regarding pre-existing conditions and eligibility waiting periods under any welfare or other employee benefit plan maintained by any of them for the benefit of employees of ASARCO or any of its Subsidiaries immediately prior to the Effective Time (the "ASARCO Employees") or in which ASARCO Employees participate after the Effective Time, (ii) provide each ASARCO Employee with credit for any co-payments and deductibles paid prior to the Effective Time for the calendar year in which the Effective Time occurs, in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time, and (iii) for all purposes under all compensation and benefit plans and policies applicable to ASARCO Employees, treat all service by ASARCO Employees with ASARCO or any of its Subsidiaries or affiliates before the Effective Time as service with Parent and its Subsidiaries and affiliates.

              (c) As of the Effective Time, Parent shall guarantee the performance of the employment contracts and ASARCO Employee Benefit Plans in accordance with their respective terms and the terms of this Agreement.

              (d) The parties agree that the transactions contemplated by this Agreement shall constitute a "change of control" for purposes of the ASARCO Employee Benefit Plans.

              Section 5.4 FILINGS; OTHER ACTION

              (a) Subject to the terms and conditions herein provided, Parent and ASARCO shall (i) promptly make all filings necessary in connection with their respective Required Statutory Approvals and (ii) use reasonable best efforts to cooperate with one another in (y) determining whether any filings are required to be made with, or consents, permits, authorizations or approvals are required to be obtained from, any third party or other governmental or regulatory bodies or authorities of federal, state, local and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby and (z) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, including such party's Required Third Party Consents. The parties shall cooperate with one another in connection with the making of all such filings, including providing copies of all such documents to the non-filing or non-submitting party and its advisors prior to filing or otherwise submitting.

              (b) (i) Without limiting the generality of the undertakings of Parent and ASARCO pursuant to Section 5.4(a), Parent agrees to obtain the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") (which approval has already been obtained), and applicable foreign Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, restraint of trade or limitation of competition (collectively, "Antitrust Laws"), which obligation shall be unconditional and shall be not be qualified by best efforts (regardless of whether fulfillment of such obligation would have a Material Adverse Effect on Parent or ASARCO). The existence of the conditions set forth in Sections 6.1(a) and clause (a) of Annex A shall not limit or diminish Parent's obligations pursuant to the foregoing sentence or relieve Parent of any liability or damages that may result from its breach of its obligations under this Section 5.4(b)(i) (nor limit the obligations of ASARCO pursuant to the following sentence or relieve ASARCO of any liability or damages that may result from its breach of obligations under this Section 5.4(b)(i)). In connection with the foregoing, ASARCO will cooperate with and assist Parent, and, with respect to matters that are within its power or control will use its reasonable best efforts to promptly
(i) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Antitrust Laws to consummate the transactions contemplated by this Agreement as soon as practicable, including, without limitation, preparing and filing as promptly as practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtain and maintain all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any third party that are necessary, proper or advisable to consummate the ASARCO Merger and the other transactions contemplated by this Agreement. At Parent's request, ASARCO will commit to and implement any divestiture, hold separate or similar transaction or action with respect to any asset or business of ASARCO, which commitment and implementation may, at ASARCO's option, be conditioned upon and effective as of the Effective Time. Subject to applicable Laws relating to the exchange of information, Parent and ASARCO shall have the right to review in advance, and to the extent practicable each will consult with the other on, all the information relating to their respective Subsidiaries that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the ASARCO Merger and the other transactions contemplated by this Agreement.

         (ii) In furtherance and not in limitation of the foregoing, and to the extent that any such action has not heretofore been taken or completed, each of Parent and ASARCO agrees to (x) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within ten business days of the date hereof, (y) supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and (z) complete the review process under the HSR Act to permit the consummation of the ASARCO Merger including, but not limited to, causing the expiration of termination of the applicable waiting periods under the HSR Act as soon as practicable.

              Section 5.5 OTHER COOPERATION AND FURTHER ASSURANCES. If required by applicable Law, as soon as practicable following consummation of the Tender Offer, Parent and ASARCO shall together, or pursuant to any reasonable allocation of responsibility between them, cooperate with one another in order to lift any injunctions or remove any other impediment to the consummation of the transactions contemplated herein. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each of the parties to this Agreement shall take all such necessary action.

              Section 5.6 TAKEOVER STATUTE. If any "fair price," "moratorium," "control share acquisition" or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby, ASARCO and Parent and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

              Section 5.7 NO SOLICITATION BY ASARCO.

              (a) ASARCO shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any ASARCO Takeover Proposal (or reasonably could be expected to lead to an ASARCO Takeover Proposal) or (ii) participate in any discussions or negotiations regarding any ASARCO Takeover Proposal; PROVIDED, HOWEVER, that if the ASARCO Board of Directors determines in good faith, (A) after consultation with and based upon the advice of a nationally recognized investment banking firm, that such ASARCO Takeover Proposal represents a financially superior transaction for the shareholders of ASARCO when compared to the ASARCO Merger, (B) that such ASARCO Takeover Proposal can be consummated in a reasonably timely manner and that financing is committed or is reasonably likely to be obtained, (C) that the approval and adoption of this Agreement by holders of ASARCO Common Stock may not be obtained due to such pending ASARCO Takeover Proposal and (D) after consultation with its outside counsel, that failure to do so would be inconsistent with its fiduciary duties to ASARCO shareholders under applicable Law, ASARCO may, in response to an ASARCO Takeover Proposal which was not solicited by it or which did not otherwise result from a breach of this Section 5.7(a), and subject to providing prior written notice of its decision to take such action to Parent (x) furnish information with respect to ASARCO and its Subsidiaries to any person making an ASARCO Takeover Proposal pursuant to a customary confidentiality agreement (as determined by ASARCO after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such ASARCO Takeover Proposal. For purposes of this Agreement, "ASARCO Takeover Proposal" means any inquiry, proposal or offer (or any improvement, restatement, amendment, renewal or reiteration thereof) from any person relating to any direct or indirect acquisition or purchase of a business or shares of any class of equity securities of ASARCO or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning any class of equity securities of ASARCO or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving ASARCO or any of its subsidiaries, other than the transactions contemplated by this Agreement.

              (b) Except as expressly permitted by this Section 5.7, neither the ASARCO Board of Directors nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent or the Purchaser, the recommendation by such Board of Directors or such committee of the Tender Offer, the ASARCO Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any ASARCO Takeover Proposal, or (iii) cause ASARCO to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "ASARCO Acquisition Agreement") related to any ASARCO Takeover Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of ASARCO receives an ASARCO Takeover Proposal and the ASARCO Board of Directors determines in good faith, after consultation with outside counsel, that failure to do so would be inconsistent with its fiduciary duties to ASARCO shareholders under applicable Law, the ASARCO Board of Directors may (x) take any of the actions described in clauses (i), (ii) or (iii) above or (y) subject to this paragraph (b), terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause ASARCO to enter into any ASARCO Acquisition Agreement with respect to any ASARCO Takeover Proposal) but only after the fifth business day following Parent's receipt of written notice advising Parent that the ASARCO Board of Directors is prepared to accept an ASARCO Takeover Proposal, and attaching the most current version of any such ASARCO Takeover Proposal or any draft of an ASARCO Acquisition Agreement.

              (c) In addition to the obligations of ASARCO set forth in paragraphs (a) and (b) of this Section 5.7, ASARCO shall immediately advise

Parent orally and in writing of any request for information or of any ASARCO Takeover Proposal, the material terms and conditions of such request or ASARCO Takeover Proposal and the identity of the person making such request or ASARCO Takeover Proposal. ASARCO will keep Parent reasonably informed of the status and details (including amendments or proposed amendments) of any such request or ASARCO Takeover Proposal.

              (d) Nothing contained in this Section 5.7 shall prohibit ASARCO from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to ASARCO shareholders if, in the good faith judgement of the ASARCO Board of Directors, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable Law.

              Section 5.8 PUBLIC ANNOUNCEMENTS. ASARCO and Parent will consult with and provide each other the reasonable opportunity to review and comment upon any press release prior to the issuance of any press release relating to this Agreement or the transactions contemplated herein and shall not issue any such press release prior to such consultation except as may be required by Law or by obligations pursuant to any listing agreement with any national securities exchange in the United States or Mexico.

              Section 5.9 INDEMNIFICATION AND INSURANCE.

              (a) Parent agrees that all rights to exculpation and indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers (the "ASARCO Indemnified Parties") of ASARCO as provided in its charter or by-laws or in any agreement shall survive the Tender Offer and the ASARCO Merger and shall continue in full force and effect in accordance with their terms. For six years from the Effective Time, Parent shall indemnify the ASARCO Indemnified Parties to the same extent as such ASARCO Indemnified Parties are entitled to indemnification pursuant to the preceding sentence.

              (b) For three years from the Effective Time, Parent shall maintain in effect ASARCO=s current directors' and officers' liability insurance policy (the "ASARCO Policy"), covering those persons who are currently covered by the ASARCO Policy (a copy of which has been heretofore delivered to Parent); PROVIDED, HOWEVER, that in no event shall Parent be required to expend in any one year an amount in excess of 150% of the annual premiums currently paid by ASARCO for such insurance, and, PROVIDED, FURTHER, that if the annual premiums of such insurance coverage exceed such amount, Parent shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount; and PROVIDED, FURTHER, that Parent may meet its obligations under this paragraph by covering the above people under Parent's insurance policy or policies on the terms described above.

              (c) Parent and the Purchaser hereby fully and unconditionally release from any and all claims, actions, causes of action, lawsuits, damages, liabilities, costs, losses, expenses, assessments, sums of money, promises and demands of any nature whatsoever of Parent and the Purchaser against each of the members of the Board of Directors of ASARCO, and each officer, director and employee of ASARCO (i) which are related to or arise out of (A) action taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) in connection with or in anticipation of the Transactions or
(B) actions taken or omitted to be taken by Parent, the Purchaser or any of their affiliates in connection with the Transactions, (ii) which are otherwise related to or arise out of the Transactions or (iii) by reason of the fact that such person is or was a member of the Board of Directors of ASARCO or an officer employee of ASARCO, as the case may be. For purposes of this Section 5.9 the "Transactions" means the transactions contemplated by the Cyprus Amax Merger Agreement, the transactions contemplated by the PD Merger Agreement and the transactions contemplated by this Agreement, or any of them.

              Section 5.10 ADDITIONAL REPORTS. ASARCO shall furnish to Parent copies of any reports of the type referred to in Section 3.5 which it files with the SEC on or after the date hereof, and ASARCO represents and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present the financial position of ASARCO and its consolidated Subsidiaries, as the case may be, as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the date then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

              Section 5.11 DISCLOSURE SCHEDULE SUPPLEMENTS. From time to time after the date of this Agreement and prior to the Effective Time, ASARCO will promptly supplement or amend the ASARCO Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the ASARCO Disclosure Schedule or which is necessary to correct any information in a schedule or in any representation and warranty of ASARCO which has been rendered inaccurate thereby. For purposes of determining the accuracy of the representations and warranties of ASARCO contained in this Agreement in order to determine the fulfillment of the conditions set forth in Sections 6.1, the ASARCO Disclosure Schedule shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude any information contained in any subsequent supplement or amendment thereto.

              Section 5.12 SHAREHOLDER LITIGATION. ASARCO shall give Parent the reasonable opportunity to participate in the defense of any shareholder litigation against ASARCO, as applicable, and its directors relating to the transactions contemplated by this Agreement.

              Section 5.13 CHANGE OF CONTROL AGREEMENTS. ASARCO has change of control employment agreements with the 12 people listed in Section 5.13(a) of the ASARCO Disclosure Schedule which provide certain benefits upon a termination of employment other than for "cause" or for "good reason" following the Effective Time. Parent shall take all appropriate steps necessary to, and will, give reasonable advance notice of its intention to offer employment (including the proposed terms thereof), or not to offer employment, to each of the aforementioned 12 people and will make such offers in the former case, all sufficiently in advance of the Effective Time to afford such offerees reasonable time prior to the Effective Time to decide whether or not to accept the employment offered prior to the Effective Time. ASARCO has previously made written disclosure to Parent for each of such 12 people and for all such people in the aggregate of the total estimated amount payable to such people for all obligations owed to them by ASARCO under all contractual and plan arrangements with such people, assuming that the employment of each such person was terminated effective as of December 31, 1999 (except that specific benefits are calculated as of specified dates set forth in the written disclosure). The parties agree that the transactions contemplated by this Agreement shall constitute a "change of control" for purposes of the change of control agreements referred to in this Section 5.13.



                                   ARTICLE VI

                         CONDITIONS TO THE ASARCO MERGER

              Section 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE ASARCO MERGER. The respective obligations of each party to effect the ASARCO Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

              (a) If the ASARCO Shareholder Approval is required by applicable Law, the ASARCO Shareholder Approval shall have been obtained, all in accordance with applicable Law.

              (b) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any court or other tribunal or governmental body or authority which prohibits the consummation of the ASARCO Merger substantially on the terms contemplated hereby. In the event any order, decree or injunction shall have been issued, each party shall use its reasonable efforts to remove any such order, decree or injunction.

              (c) Unless the consummation of the Tender Offer shall not have occurred prior to the date of the ASARCO Shareholders Meeting, the Purchaser shall have accepted for purchase all shares of ASARCO Common Stock validly tendered and not withdrawn pursuant to the Tender Offer; PROVIDED, HOWEVER, that this condition shall not be applicable to the obligations of the Purchaser if, in breach of this Agreement, the Purchaser fails to accept for purchase any such shares validly tendered and not withdrawn pursuant to the Tender Offer.

              (d) In the event the consummation of the Tender Offer shall not have occurred prior to the ASARCO Shareholders Meeting, the obligation to effect the ASARCO Merger is further subject to the conditions set forth in clause (b) of Annex A hereto, and ASARCO shall have delivered to Parent a certificate, dated the Effective Time and signed by its Chief Executive Officer and its President, to the effect that such conditions have been satisfied.

              (e) In the event the consummation of the Tender Offer shall not have occurred prior to the ASARCO Shareholders Meeting, (i) The Chase Manhattan Bank and Chase Securities Inc. shall not have terminated the commitment letter referred to in Section 4.4 as a result of there having occurred after the date hereof to December 18, 1999, a general banking moratorium established by Federal or state authorities, a generally recognized capital markets crisis, as evidenced by a cumulative 20% decline in the Dow Jones Industrial Average over a period of five (5) consecutive trading days, or a virtual cessation in bank and other private debt financings or the introduction of additional material government restrictions imposed upon lending institutions which materially affect the type of transactions contemplated by this Agreement, and (ii) The Chase Manhattan Bank and Chase Securities Inc. shall not have terminated the commitment letter referred to in Section 4.4 as a result of there having occurred after December 18, 1999, a material disruption of or material adverse change in U.S. or developed country financial, banking or capital market conditions that is reasonably likely to materially impair the syndication of the Credit Facilities.


                                   ARTICLE VII

                        TERMINATION, WAIVER AND AMENDMENT

              Section 7.1 TERMINATION OR ABANDONMENT. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the ASARCO Merger by the shareholders of ASARCO:

              (a) by the mutual written consent of ASARCO and Parent;

              (b) by either ASARCO or Parent, if (i) the Tender Offer shall have expired without any shares of ASARCO Common Stock being purchased pursuant thereto or (ii) the ASARCO Merger (in the event the ASARCO Shareholders Meeting occurs prior to the expiration or termination of the Tender Offer) or the Tender
Offer has not been consummated on or before February 29, 2000; PROVIDED, that the party seeking to terminate this Agreement pursuant to this clause 7.1(b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure of shares of ASARCO Common Stock to have been purchased on or before such date;

              (c) by Parent, if, prior to the ASARCO Merger (in the event the ASARCO Shareholders Meeting occurs prior to the expiration or termination of the Tender Offer) or the purchase of any shares of ASARCO Common Stock pursuant to the Tender Offer, ASARCO shall have breached Section 5.7;

              (d) by ASARCO, in accordance with Section 5.7(b), prior to the ASARCO Merger (in the event the ASARCO Shareholders Meeting occurs prior to the expiration or termination of the Tender Offer) or the acceptance for purchase of any shares of ASARCO Common Stock pursuant to the Tender Offer, PROVIDED that ASARCO shall have complied with all provisions of Sections 5.7(b); and PROVIDED FURTHER that any such termination will not be effective unless the Termination Fee pursuant to Section 7.4 shall have been paid contemporaneously with such termination.

              (e) by Parent, if (i) prior to the ASARCO Merger (in the event the ASARCO Shareholders Meeting occurs prior to the expiration or termination of the Tender Offer) or the purchase of any shares of ASARCO Common Stock pursuant to the Tender Offer, the ASARCO Board of Directors or any committee thereof shall have amended, withdrawn or modified (or publicly disclosed its intention to do so) in a manner adverse to Parent its approval or recommendation of the Tender Offer or this Agreement (it being understood that ASARCO taking no position or remaining neutral with respect to a tender or exchange offer from a third party (a "Neutral Statement"), or making a recommendation in favor of an ASARCO Takeover Proposal, in a filing made pursuant to Rules l4d-9 and 14e-2(a) promulgated under the Exchange Act shall constitute an adverse modification of its approval or recommendation of the Tender Offer or ASARCO Merger, unless, in the case of a Neutral Statement only, contemporaneously with the filing of such Neutral Statement ASARCO publicly confirms that it continues to recommend approval of the ASARCO Merger and continues to actively support the ASARCO Merger thereafter), or (ii) any condition to the Tender Offer described in Annex A hereto shall not have been satisfied on or prior to the earlier of 30 days of notice that such condition has not been satisfied and February 29, 2000;

              (f) by ASARCO, if all of the conditions to the Tender Offer have been satisfied and Parent or the Purchaser shall have terminated the Tender Offer without purchasing any Shares thereunder; PROVIDED, that ASARCO shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure of shares of ASARCO Common Stock to have been purchased in the Tender Offer;

              (g) by either Parent or ASARCO, if any court of competent jurisdiction or other governmental body shall have issued an order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the purchase of ASARCO Common Stock pursuant to the ASARCO Merger, and such order, decree, ruling or other action shall have become final and nonappealable; PROVIDED that the party seeking to terminate this Agreement shall have used its reasonable best efforts to remove or lift such order, decree or ruling; or any statute, rule regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any court, administrative agency or commission or other governmental authority or instrumentality which prohibits or makes illegal the consummation of the ASARCO Merger and which, in the case of any such order, injunction or decree, shall have become final and nonappealable; or

              (h) by Parent or ASARCO, if the shareholders of ASARCO fail to approve and adopt this Agreement and approve the ASARCO Merger at the ASARCO Shareholders Meeting or any adjournment thereof.

              Section 7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Section 7.1, this Agreement shall terminate (except for the provisions of Sections 5.2, 5.9(c) and 8.2), and there shall be no other liability on the part of ASARCO or Parent to the other except liability arising out of a willful and material breach of this Agreement.

              Section 7.3 AMENDMENT OR SUPPLEMENT. At any time before or after adoption of this Agreement by the shareholders of ASARCO and prior to the Effective Time, this Agreement may be amended or supplemented in writing by ASARCO and Parent with respect to any of the terms contained in this Agreement; PROVIDED, HOWEVER, that following approval by the shareholders of ASARCO there shall be no amendment or change to the provisions hereof with respect to the Merger Consideration as provided herein nor any amendment or change not permitted under applicable Law, without further approval by the shareholders of ASARCO.

              Section 7.4 TERMINATION FEES. If this Agreement shall have been terminated pursuant to Sections 7.1(b) (PROVIDED, that in case of termination pursuant to Section 7.1(b) the conditions to the Tender Offer in clauses (a) and
(e) of Annex A shall be satisfied and the Minimum Condition shall be unsatisfied and at the time of such termination there shall have been publicly disclosed and not withdrawn or terminated an ASARCO Takeover Proposal), 7.1(c), 7.1(d), 7.1(e)(i) or 7.1(h) (PROVIDED, that in the case of a termination pursuant to 7.1(h), at the time of the ASARCO Shareholders Meeting an ASARCO Takeover Proposal shall have been publicly disclosed and not withdrawn or terminated), then ASARCO shall promptly, but (except as otherwise provided in Section 7.1(d)) no event less than two business days after the termination of this Agreement, pay Parent a fee equal to $40 million (the "Termination Fee"), payable by wire transfer of same day funds; PROVIDED, HOWEVER, that no ASARCO Termination Fee shall be payable to Parent pursuant to this paragraph unless and until within 18 months of such termination

ASARCO or any of its Subsidiaries enters into any ASARCO Acquisition Agreement or consummates any ASARCO Takeover Proposal, except as provided otherwise in
Section 7.1(d). For the purposes of the foregoing proviso the terms "ASARCO Acquisition Agreement" and "ASARCO Takeover Proposal" shall have the meanings assigned to such terms in Section 5.7, except that the reference to the "acquisition or purchase of a business or shares of any class of equity securities of ASARCO or any of its Subsidiaries" in the definition of "ASARCO Takeover Proposal" in Section 5.7 shall be deemed to be a reference to the "acquisition or purchase of a business that constitutes 20% or more of the net revenues, net income or the assets of ASARCO and its Subsidiaries, taken as a whole, or 20% of any class of equity securities of ASARCO or any of its Subsidiaries," in which event the Termination Fee shall be payable upon the first to occur of such events. ASARCO acknowledges that the agreements contained in this Section 7.4(a) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if ASARCO fails promptly to pay the ASARCO Termination Fee, and, in order to obtain such payment, Parent commences a suit which results in a judgment against ASARCO for the ASARCO Termination Fee, ASARCO shall pay to Parent its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the ASARCO Termination Fee and the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

              Section 7.5 EXTENSION OF TIME, WAIVER, ETC. At any time prior to the Effective Time, any party may:

              (a) extend the time for the performance of any of the obligations or acts of the other party;

              (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto; or

              (c) subject to the proviso of Section 7.3 waive compliance with any of the agreements or conditions of the other party contained herein.

Notwithstanding the foregoing no failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                  ARTICLE VIII

                                  MISCELLANEOUS

              Section 8.1 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

              Section 8.2 EXPENSES. Except to the extent that a Termination Fee is payable pursuant to Section 7.4, whether or not the Tender Offer and the ASARCO Merger are consummated, all costs and expenses incurred in connection with the Tender Offer, the ASARCO Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that (a)(i) the filing fee in connection with any HSR Act filing or any other Required Statutory Approval and (ii) the expenses incurred in connection with the printing and mailing of the Proxy Statement (including SEC filing fees) shall be shared equally by Parent and ASARCO.

              Section 8.3 COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in two or more consecutive counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

              Section 8.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof, except to the extent the provisions of this Agreement are expressly governed by or derive their authority from the NJBCA.

              Section 8.5 NOTICES. All notices and other communications hereunder shall be in writing (including telecopy or similar writing) and shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 8.5 and the appropriate telecopy confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section 8.5:

                  To ASARCO:

                         ASARCO Incorporated
                           180 Maiden Lane
                           New York, New York 10038
                           Attention:  Augustus B. Kinsolving, Esq.
                         Telecopy: (212) 510-1910

                copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                         919 Third Avenue
                         New York, New York 10022
                         Attention:  J. Michael Schell
                                Margaret L. Wolff
                            Telecopy: (212) 735-2000

                To Parent or the Purchaser:

                         Grupo Mexico, S.A. de C.V.
                           Baja California 200
                           Piso 6
                           Col. Roma Sur
                           06700 Mexico, D.F.
                           Attention: Daniel Tellechea Salido
                           Telecopy:  (525) 264-7664

                copy to:

                         Brown & Wood LLP
                           One World Trade Center
                           New York, New York 10048
                           Attention:  Lori Anne Czepiel
                         Telecopy:  (212) 839-5599

              Section 8.6 ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

              Section 8.7 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

              Section 8.8 ENFORCEMENT OF AGREEMENT. The parties hereto agree that money damages or other remedy at Law (including without limitation payment of the Termination Fee) would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled to the fullest extent permitted by Law to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including, without limitation, specific performance, without bond or other security being required.

              Section 8.9 ENTIRE AGREEMENT; THIRD-PARTY BENEFICIARIES. This Agreement constitutes the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof and, except for the provisions of Section 5.9 hereof, is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder.

              Section 8.10 HEADINGS. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

              Section 8.11 DEFINITIONS. References in this Agreement to "Subsidiaries" of any person shall mean any corporation or other form of legal entity of which more than 50% of the outstanding voting securities are on the date hereof directly or indirectly owned by such person. References in this Agreement to "Significant Subsidiaries" shall mean Subsidiaries which constitute "significant subsidiaries" under Rule 405 promulgated by the SEC under the Securities Act. References in this Agreement (except as specifically otherwise defined) to "affiliates" shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership of other ownership interests, by contract or otherwise. References in the Agreement to "person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including, without limitation, a governmental body or authority.

              Section 8.12 FINDERS OR BROKERS. Except for Chase Securities Inc. with respect to Parent and the Purchaser, and Credit Suisse First Boston Corporation with respect to ASARCO, neither Parent nor ASARCO nor any of their respective Subsidiaries has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to any fee or any commission in connection with or upon consummation of the Tender Offer or the ASARCO Merger.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


                            ASARCO INCORPORATED

                                 By:   /s/ Francis McAllister
                                    -------------------------------------------
                                    Name:  Francis McAllister
                                    Title: Chairman


                            GRUPO MEXICO, S.A. DE C.V.

                                 By:   /s/ German Larrea
                                    -------------------------------------------
                                    Name:  German Larrea
                                    Title: Chairman & CEO

                                 By:   /s/ Daniel Tellechea Salido
                                    -------------------------------------------
                                    Name:  Daniel Tellechea Salido
                                    Title: Managing Director for Administrative
                                           and Finance and Alternate Director

                            ASMEX CORPORATION



                                   By:    /s/ German Larrea
                                      ------------------------------------------
                                      Name:   German Larrea
                                      Title:  Chairman & CEO

                                                                         ANNEX A

                         CONDITIONS TO THE TENDER OFFER

              Notwithstanding any other provisions of the Tender Offer, and in addition to (and not in limitation of) the Purchaser's rights to extend and amend the Tender Offer at any time in its sole discretion (subject to the provisions of the Agreement), the Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to the Purchaser's obligation to pay for or return tendered ASARCO Common Stock promptly after termination or withdrawal of the Tender Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered shares of ASARCO Common Stock, and may terminate or amend the Tender Offer (but only subject to and in accordance with this Agreement) if (i) the HSR Act Condition has not been satisfied, (ii) the Minimum Condition has not been satisfied or (iii) at any time on or after October 23, 1999 and before the Expiration Date, any of the following events shall occur:

              (a) there shall have been any statute, rule, regulation, judgment, order or injunction promulgated, entered, enforced, enacted, issued or rendered applicable to the Tender Offer or the ASARCO Merger by any domestic or foreign, federal or state governmental regulatory or administrative agency or authority or court or legislative body or commission which (i) prohibits, or imposes any material limitations on, Parent's or the Purchaser's ownership or operation of all or a material portion of ASARCO's businesses or assets, (ii) prohibits, or makes illegal the acceptance for payment, payment for or purchase of ASARCO Common Stock or the consummation of the Tender Offer or the ASARCO Merger, (iii) results in a material delay in or restricts the ability of the Purchaser, or renders the Purchaser unable, to accept for payment, pay for or purchase some or all of the tendered shares of ASARCO Common Stock, or (iv) imposes material limitations on the ability of the Purchaser or Parent effectively to exercise full rights of ownership of the ASARCO Common Stock, including, without limitation, the right to vote the ASARCO Common Stock purchased by it on all matters properly presented to ASARCO's shareholders, PROVIDED that Parent and the Purchaser shall have used all reasonable efforts to cause any such judgment, order or injunction to be vacated or lifted;

              (b) the representations and warranties of ASARCO set forth in the Agreement shall not be true and correct as of the date of consummation of the Tender Offer as though made on or as of such date except, in each case, (i) for changes specifically permitted by the Agreement and (ii) (A) those representations and warranties that address matters only as of a particular date which are true and correct as of such date or (B) where the failure of such representations and warranties to be true and correct (without giving effect to any qualifications as to "materiality" or "Material Adverse Effect" set forth therein) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on ASARCO, or ASARCO shall have materially breached or failed in any material respect to perform or comply with any material obligation, agreement or covenant required by the Agreement to be performed or complied with by it;

              (c) the Agreement shall have been terminated in accordance with its terms prior to the Expiration Date;

              (d) ASARCO shall have entered into a definitive agreement or agreement in principle with any person with respect to an ASARCO Takeover Proposal or similar business combination with ASARCO;

              (e) (i) The Chase Manhattan Bank and Chase Securities Inc. shall have terminated the commitment letter referred to in Section 4.4 as a result of there having occurred after the date hereof to December 18, 1999, a general banking moratorium established by Federal or state authorities, a generally recognized capital markets crisis, as evidenced by a cumulative 20% decline in the Dow Jones Industrial Average over a period of five (5) consecutive trading days, or a virtual cessation in bank and other private debt financings or the introduction of additional material government restrictions imposed upon lending institutions which materially affect the type of transactions contemplated by this Agreement, and (ii) The Chase Manhattan Bank and Chase Securities Inc. shall have terminated the commitment letter referred to in Section 4.4 as a result of there having occurred after December 18, 1999, a material disruption of or material adverse change in U.S. or developed country financial, banking or capital market conditions that is reasonably likely to materially impair the syndication of the Credit Facilities; or

              (f) the ASARCO Board of Directors shall have withdrawn, or amended, modified or changed in a manner adverse to Parent or the Purchaser (including by amendment of the Schedule 14D-9), its recommendation of the Tender Offer, the Agreement, or the ASARCO Merger, or recommended another proposal or offer from any person other than Parent or the Purchaser, or shall have resolved to do any of the foregoing;

which in the reasonable judgment of Parent or the Purchaser, in any such case, and regardless of the circumstances giving rise to such condition, makes it inadvisable to proceed with the Tender Offer and/or with such acceptance for payment or payments.

              The foregoing conditions are for the sole benefit of the Purchaser and Parent and may be waived by Parent or the Purchaser, in whole or in part at any time and from time to time in the sole discretion of Parent or the Purchaser.



                                                                                                  PAGE

                                TABLE OF CONTENTS

                                    ARTICLE I

                                 THE TENDER OFFER
                              AND THE ASARCO MERGER

                  Section 1.1  THE TENDER OFFER.....................................................2
                  Section 1.2  ASARCO ACTIONS.......................................................4
                  Section 1.3  DIRECTORS............................................................6
                  Section 1.4  THE ASARCO MERGER....................................................7
                  Section 1.5  EFFECTIVE TIME.......................................................7
                  Section 1.6  EFFECTS OF THE ASARCO MERGER.........................................8
                  Section 1.7  CERTIFICATE OF INCORPORATION.........................................8
                  Section 1.8  BYLAWS...............................................................8
                  Section 1.9  DIRECTORS AND OFFICERS...............................................8
                  Section 1.10 ASARCO SHAREHOLDERS' MEETING.........................................8
                  Section 1.11 ASARCO MERGER WITHOUT MEETING OF SHAREHOLDERS.......................10


                                    ARTICLE II

                 CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

                  Section 2.1  CONVERSION OF SECURITIES............................................10
                  Section 2.2  STOCK OPTIONS; PAYMENT RIGHTS.......................................11
                  Section 2.3  EXCHANGE OF CERTIFICATES AND CASH...................................12
                  Section 2.4  STOCK TRANSFER BOOKS................................................14


                                    ARTICLE III

                           REPRESENTATIONS AND WARRANTIES

                  Section 3.1  ORGANIZATION, QUALIFICATION, ETC....................................15
                  Section 3.2  CAPITAL STOCK.......................................................16
                  Section 3.3  CORPORATE AUTHORITY RELATIVE TO THIS AGREEMENT......................17
                  Section 3.4  NON-CONTRAVENTION; CONSENTS AND APPROVALS...........................18
                  Section 3.5  REPORTS AND FINANCIAL STATEMENTS....................................19
                  Section 3.6  ENVIRONMENTAL MATTERS...............................................20
                  Section 3.7  EMPLOYEE BENEFIT PLANS; ERISA.......................................22
                  Section 3.8  SCHEDULE 14D-9; PROXY STATEMENT; SCHEDULE 14D-1;
                                  OTHER INFORMATION................................................25
                  Section 3.9  ASARCO RIGHTS PLAN..................................................26
                  Section 3.10 TAX MATTERS.........................................................26
                  Section 3.11 REQUIRED VOTE.......................................................27
                  Section 3.12 OPINION OF FINANCIAL ADVISOR........................................28
                  Section 3.13 ABSENCE OF CERTAIN CHANGES..........................................28
                  Section 3.14 NO UNDISCLOSED MATERIAL LIABILITIES.................................30
                  Section 3.15 LABOR RELATIONS.....................................................30


                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                            PARENT AND THE PURCHASER


                  Section 4.1  ORGANIZATION, QUALIFICATION, ETC....................................30
                  Section 4.2  AUTHORITY RELATIVE TO THIS AGREEMENT................................31
                  Section 4.3  NO CONFLICT; REQUIRED FILINGS AND CONSENTS..........................31
                  Section 4.4  FINANCIAL CAPABILITY................................................32
                  Section 4.5  CAPITALIZATION OF THE PURCHASER.....................................32
                  Section 4.6  NO PRIOR ACTIVITIES.................................................32
                  Section 4.7  TENDER OFFER DOCUMENTS..............................................33


                                   ARTICLE V
                          COVENANTS AND AGREEMENTS

                  Section 5.1  CONDUCT OF BUSINESS PENDING THE EFFECTIVE TIME......................33
                  Section 5.2  INVESTIGATION.......................................................36
                  Section 5.3  ASARCO EMPLOYEE STOCK OPTIONS, INCENTIVE AND
                                    BENEFIT PLANS..................................................37
                  Section 5.4  FILINGS; OTHER ACTION...............................................39
                  Section 5.5  OTHER COOPERATION AND FURTHER ASSURANCES............................41
                  Section 5.6  TAKEOVER STATUTE....................................................41
                  Section 5.7  NO SOLICITATION.....................................................41
                  Section 5.8  PUBLIC ANNOUNCEMENTS................................................43
                  Section 5.9  INDEMNIFICATION AND INSURANCE.......................................43
                  Section 5.10  ADDITIONAL REPORTS.................................................44
                  Section 5.11  DISCLOSURE SCHEDULE SUPPLEMENTS....................................44
                  Section 5.12  SHAREHOLDER LITIGATION.............................................44
                  Section 5.13  CHANGE OF CONTROL AGREEMENTS.......................................44


                                   ARTICLE VI

                        CONDITIONS TO THE ASARCO MERGER

                  Section 6.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT
                                    THE ASARCO MERGER..............................................46


                                   ARTICLE VII

                         TERMINATION, WAIVER AND AMENDMENT

                  Section 7.1  TERMINATION OR ABANDONMENT..........................................47
                  Section 7.2  EFFECT OF TERMINATION...............................................49
                  Section 7.3  AMENDMENT OR SUPPLEMENT.............................................49
                  Section 7.4  TERMINATION FEES....................................................49
                  Section 7.5  EXTENSION OF TIME, WAIVER, ETC......................................50


                                   ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.1  NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES.......................51
                  Section 8.2  EXPENSES............................................................51
                  Section 8.3  COUNTERPARTS; EFFECTIVENESS.........................................51


                  Section 8.4  GOVERNING LAW.......................................................51
                  Section 8.5  NOTICES.............................................................51
                  Section 8.6  ASSIGNMENT; BINDING EFFECT..........................................52
                  Section 8.7  SEVERABILITY........................................................53
                  Section 8.8  ENFORCEMENT OF AGREEMENT............................................53
                  Section 8.9  ENTIRE AGREEMENT; THIRD-PARTY BENEFICIARIES.........................53
                  Section 8.10  HEADINGS...........................................................53
                  Section 8.11  DEFINITIONS........................................................53
                  Section 8.12  FINDERS OR BROKERS.................................................54


ANNEX A:  CONDITIONS TO THE TENDER OFFER...........................................................A-1

                             INDEX OF DEFINED TERMS


DEFINED TERM                                                                                   SECTION
affiliates........................................................................................8.11
Agreement.................................................................................Introduction
Antitrust Laws..................................................................................5.4(b)
ASARCO....................................................................................Introduction
ASARCO Affiliated Group........................................................................3.10(a)
ASARCO Acquisition Agreement....................................................................5.7(b)
ASARCO Common Stock.......................................................................Introduction
ASARCO Contracts................................................................................3.4(a)
ASARCO Designees................................................................................1.3(a)
ASARCO Disclosure Schedule.................................................................Article III
ASARCO Employees................................................................................5.3(b)
ASARCO Equity Awards...............................................................................2.2
ASARCO Indemnified Parties......................................................................5.9(a)
ASARCO Merger......................................................................................1.4
ASARCO Option Plans................................................................................2.2
ASARCO Policy...................................................................................5.9(b)
ASARCO Required Statutory Approvals.............................................................3.4(b)
ASARCO Required Third Party Consents............................................................3.4(b)
ASARCO Shareholder Approval.......................................................................3.11
ASARCO Shareholders Meeting....................................................................1.10(a)
ASARCO Takeover Proposal........................................................................5.7(a)
Certificates....................................................................................2.3(b)
Certificates of Merger.............................................................................1.5
Closing............................................................................................1.5
Code............................................................................................2.3(e)
control...........................................................................................8.11
Credit Facilities...............................................................................5.2(a)
Current ASARCO Group...........................................................................3.10(a)
Cyprus Amax...............................................................................Introduction
Cyprus Amax Merger Agreement..............................................................Introduction
Delaware Certificate of Merger.....................................................................1.5
Delaware Secretary.................................................................................1.5
DGCL...............................................................................................1.5
Effective Time.....................................................................................1.5
Employee Benefit Plan...........................................................................3.7(g)
Encumbrance.....................................................................................3.1(c)
Environmental Claim.............................................................................3.6(d)
Environmental Law...............................................................................3.6(d)
Environmental Permits...........................................................................3.6(a)
ERISA...........................................................................................3.7(g)


ERISA Affiliate.................................................................................3.7(g)
Exchange Act....................................................................................1.3(a)
Exchange Agent..................................................................................2.3(a)
Exchange Agent Agreement........................................................................2.3(a)
Exchange Fund...................................................................................2.3(a)
Exercise Period....................................................................................2.2
Expiration Date.................................................................................1.1(a)
Foreign Plan....................................................................................3.7(g)
GAAP...............................................................................................3.5
Governmental Entity.............................................................................3.4(a)
Hazardous Materials.............................................................................3.6(d)
HSR Act.........................................................................................5.4(b)
IRS.............................................................................................3.7(b)
Law.............................................................................................3.4(a)
Material Adverse Effect.........................................................................3.1(a)
Merger Consideration............................................................................2.1(a)
Minimum Condition...............................................................................1.1(a)
Multiemployer Plan..............................................................................3.7(a)
Neutral Statement...............................................................................7.1(e)
NJBCA..............................................................................................1.5
New Jersey Certificate of Merger...................................................................1.5
New Jersey Secretary...............................................................................1.5
Offer Price...............................................................................Introduction
Parent....................................................................................Introduction
Parent Common Stock.............................................................................5.3(a)
Parent Contracts................................................................................4.3(a)
Parent Disclosure Schedule..................................................................Article IV
Parent Required Statutory Approvals.............................................................4.3(b)
Parent Required Third Party Consents............................................................4.3(b)
Past ASARCO Group..............................................................................3.10(a)
PD Merger Agreement.......................................................................Introduction
person............................................................................................8.11
Phelps Dodge..............................................................................Introduction
Plan............................................................................................3.7(g)
Proxy Statement................................................................................1.10(a)
Purchaser.................................................................................Introduction
Purchaser Common Stock..........................................................................2.1(c)
Schedule 14D-1............................................................................Introduction
Schedule 14D-9..................................................................................1.2(b)
SEC.............................................................................................1.1(c)
SEC Reports........................................................................................3.5
Securities Act.....................................................................................3.5
Shares....................................................................................Introduction
Significant Subsidiaries..........................................................................8.11
Subsidiaries......................................................................................8.11


Surviving Certificate..............................................................................1.7
Surviving Corporation..............................................................................1.4
Syndication Materials...........................................................................5.2(a)
Tax Return........................................................................................3.10
Taxes.............................................................................................3.10
Tender Offer..............................................................................Introduction
Tender Offer Documents..........................................................................1.1(a)
Termination Date...................................................................................5.1
Termination Fee....................................................................................7.4
Transactions....................................................................................5.9(c)
Transmittal Documents...........................................................................2.3(b)